                                                                   EXHIBIT 10.37




                                  DEED OF LEASE

                                 [BUILDING ONE]



                                 By and between



                                  VTC ONE LLC,

                                  as Landlord,

                                       and

                             AMERIGROUP CORPORATION,

                                   as Tenant.



                            Dated September 15, 2003

                                TABLE OF CONTENTS

I. SUMMARY OF BASIC LEASE PROVISIONS....................................................     1
   1. Premises..........................................................................     2
   2. Term..............................................................................     2
   3. Renewal Terms.....................................................................     3
   4. Use of Premises...................................................................     3
   5. Rent..............................................................................     4
   6. Insurance.........................................................................     5
   7. No Liability of Landlord; Indemnification; Limitation of Landlord's Liability.....     6
   8. Waiver of Subrogation.............................................................     7
   9. Services and Utilities............................................................     7
   10. Alterations......................................................................     7
   11. Tenant Property..................................................................     8
   12. Parking..........................................................................     8
   13. Signs............................................................................     9
   14. Damage or Destruction............................................................     9
   15. Repairs..........................................................................    10
   16. Entry............................................................................    10
   17. Condemnation.....................................................................    11
   18. Tenant's Default; Landlord's Remedies; General Default Provisions................    11
   19. Landlord's Default; Tenant's Remedies............................................    14
   20. Taxes............................................................................    15
   21. Assignment and Subletting........................................................    16
   22. Subordination, Non-Disturbance and Attornment....................................    17
   23. Estoppel Certificate.............................................................    18
   24. Short Form Deed of Lease - Notice of Termination.................................    18
   25. Force Majeure....................................................................    18
   26. Landlord's Authority.............................................................    19
   27. Tenant's Authority...............................................................    19
   28. Broker's Commission..............................................................    19
   29. Venue............................................................................    19
   30. Surrender; Holdover..............................................................    19
   31. Notices..........................................................................    19
   32. Heirs and Assigns................................................................    20
   33. Covenant of Quiet Enjoyment......................................................    20
   34. Relationship of Parties..........................................................    20
   35. Section Headings.................................................................    20
   36. Complete Agreement...............................................................    20
   37. Waiver of Jury Trial.............................................................    20
   38. Jurisdiction.....................................................................    20
   39. Counterparts.....................................................................    20
   40. Exhibits.........................................................................    20
   41. Early Termination................................................................    21

   42. Grant Proceeds...................................................................    21
   43. AMERIGROUP Way...................................................................    22

                                  DEED OF LEASE

      THIS DEED OF LEASE ("Lease") is made as of the 15th day of September, 2003, between VTC ONE LLC, a Virginia limited liability company ("Landlord"), and AMERIGROUP CORPORATION, a Delaware corporation ("Tenant").

      NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, covenant and agree as set forth below:

I. SUMMARY OF BASIC LEASE PROVISIONS ("Lease Summary"). The following capitalized terms shall have the meanings set forth in this Section A:

      A. Landlord: VTC One LLC.

      B. Tenant: AMERIGROUP Corporation.

      C. Building: The four story commercial office building consisting of approximately 106,000 square feet to be constructed in accordance with the terms of Exhibit C to this Lease. Project: The Building, facilities appurtenant to the Building (including parking and ingress/egress facilities), and the land on which the Building and appurtenant facilities are located, as shown on the Site Plan ("Site Plan") attached as Exhibit A to this Lease, such land being more particularly described in Exhibit A-1 to this Lease.

      D. Premises: The entire Project, including the Building consisting of approximately 106,000 square feet as shown in the "Final Plans and Specifications" described on Exhibit C-1, including all rights appurtenant to the Project pursuant to the "ECR" defined below.

      E. Initial Term: Beginning on the "Commencement Date" (defined in Section 2(a) below) and ending on the date (the "Expiration Date") that is the last day of the month in which the fifteenth (15th) anniversary of the Commencement Date occurs. The Expiration Date may be extended pursuant to exercised Renewal Terms.

      F. Commencement Date: The date determined under Section 2(a) below.

      G. Renewal Terms: Three (3) renewal terms of five (5) years each, as more particularly set out in Section 3 below. Tenant's options to renew for the Renewal Terms shall be referred to in this Lease as the "Renewal Options".

      H. Base Rent: Base Rent shall be determined in accordance with Section 5 below.

      I. Notice Addresses: (See Section 32 for Notice requirements):

            1. Tenant's Notice Address: AMERIGROUP Corporation, 4425 Corporation Lane, Virginia Beach, Virginia 23462, Fax #: 757-557-6743, Attention: Ms. Catherine S. Callahan, with a copy to Stanley F. Baldwin, General Counsel, AMERIGROUP Corporation,

4425 Corporation Lane, Virginia Beach, Virginia 23462, Fax #: 757-557-6743, and a copy to Stephen R. Davis, Esquire, Willcox & Savage, P.C., 222 Central Park Avenue, Suite 1500, Virginia Beach, Virginia 23462, Fax #: 757-628-5659.

            2. Landlord's Notice Address: VTC One LLC, c/o Ellis-Gibson Development Group,1081 19th Street, Suite 203, Virginia Beach, Virginia 23451,
Attention: Douglas D. Ellis, with a copy to William W. Harrison, Jr., Esquire, Williams Mullen, 222 Central Park Avenue, Suite 1700, Virginia Beach, Virginia 23462, FAX# 757/473-0395, and with a copy to Vincent J. Mastracco, Jr., Esquire, Kaufman & Canoles, P.C., 150 West Main Street, Suite 2100, Norfolk, Virginia 23510, Fax #: 757-624-3169.

      J. Broker: Advantis Real Estate Services Company ("Advantis").

      K. Parking Spaces: At least 706 spaces reserved for Tenant's use as provided in Section 12 below.

      L. Ground Lease: The Deed of Ground Lease dated September 15, 2003, by and between the Christian Broadcasting Network, Inc., as landlord, and the Landlord, as tenant.

      M. ECR: The Declaration and Deed of Easements, to be granted by the Christian Broadcasting Network, Inc. regulating the operation of the Premises and certain other adjacent land, in the form attached to this Lease as Exhibit G.

      If any of the provisions of this Lease set forth below conflict with this Lease Summary, the specific Lease provisions shall govern.

      1. Premises. Subject to and upon the terms, provisions and conditions set forth in this Lease, and in consideration of the duties, covenants and obligations of each other under this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.

      2. Term.

            (a) The Initial Term of this Lease shall be for the period set forth in the Lease Summary. The Commencement Date shall be the date that is one (1) month after the date of "Substantial Completion" determined in accordance with Exhibit C to this Lease. Upon the request of either party, Landlord and Tenant agree to execute a lease addendum confirming the actual Commencement Date and Expiration Date when the same are finally determined. As used in this Lease, the word "Term" shall refer to the Initial Term and all Renewal Terms (if any) exercised, and the term "Lease Year" shall mean each consecutive twelve (12) full calendar month period during the Term commencing on the first day of the first month following the Commencement Date and each anniversary thereof, except that the first "Lease Year" shall start on the Commencement Date and shall include the period from the Commencement Date to the last day of the month in which the Commencement Date occurs.

            (b) Landlord's Work. Set forth on Exhibit C attached to this Lease are various items of "Landlord's Work". Landlord agrees to perform all of Landlord's Work in accordance with the provisions of Exhibit C.

      3. Renewal Terms. Provided that Tenant is not then in "Default" under this Lease as defined under Section 18(a) below, Tenant may extend the Initial Term of this Lease by exercising one or more of the Renewal Options. All terms and conditions of this Lease shall continue in each Renewal Term, including the adjustments to Base Rent provided under Section 5(b) below. Tenant shall give Landlord written notice of its exercise of a Renewal Option at least twelve (12) months prior to the expiration of the then current Term. If Tenant neglects to timely exercise any Renewal Option, Tenant's right to exercise such Renewal Option shall not expire or lapse unless Tenant fails to exercise such Renewal Option with fifteen (15) days after Tenant's receipt of written notice from Landlord of Tenant's failure to timely exercise the Renewal Option. Landlord will pay Tenant a refurbishing allowance (the "Renewal Refurbishing Allowance") of Five Dollars ($5.00) for each square foot of rentable area of the Building upon the commencement date of the first Renewal Term, if exercised. The entire Renewal Refurbishing Allowance shall be paid by Landlord to Tenant upon the commencement of the first Renewal Term to be applied by Tenant to refurbishing the Building and other portions of the Premises and other expenses of Tenant approved in advance in writing by Landlord (which approval shall not be unreasonably withheld).

      4. Use of Premises.

            (a) The Premises may be used for general office purposes and for any related ancillary purposes typically found in a general commercial office building. The Premises shall not be used for any other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

            (b) Tenant agrees that its use of the Premises shall be in conformity with all applicable federal, state and local laws, ordinances and regulations and shall comply with local zoning requirements. Tenant agrees not to use or permit the use of the Premises for the generation, storage, treatment, use, transportation or disposal of any chemical, material or substance that could pose a hazard to the health or safety of the occupants or employees in the Building other than the storage and utilization of products and supplies incidental to office purposes, provided such storage and utilization is in compliance with all applicable laws, ordinances, rules and regulations.

            (c) Landlord warrants that, upon completion of Landlord's Work, the Project and related improvements will comply with all applicable federal, state and local laws, ordinances and regulations and shall comply with then current local zoning requirements and that the Project will be currently zoned to allow Tenant's use as set forth in subparagraph (a) above.

      5. Rent.

            (a) Base Rent. Base Rent shall be payable in equal monthly installments, in advance. The first payment of Base Rent shall be due on the Commencement Date, and the second and subsequent monthly payments shall be made on the first day of each and every calendar month thereafter. If the Term begins on a date other than on the first day of the month or ends other than on the last day of a month, Base Rent for any such month shall be prorated on a daily basis (at the rate of 1/365th of the annual Base Rent) for each day the Term of this Lease is in effect for such month. The annual "Base Rent" for the first Lease Year shall be $1,349,380.00, payable in equal monthly installments of $112,448.33 each, based on an annual rental rate of $12.73 per square foot of the Building.

            (b) Increases in Base Rent. Base Rent shall be increased on the fifth anniversary of the Commencement Date and every five (5) years thereafter to equal the product of (i) the Base Rent in effect for the immediately preceding twelve (12) month period multiplied by (ii) one hundred ten percent (110%).

            (c) Taxes, Insurance and BMP Charges. Tenant shall pay to Landlord as additional Rent the Real Estate Taxes, Insurance Charges and BMP Charges incurred during each fiscal year. The terms "Real Estate Taxes", "Insurance Charges" and "BMP Charges" shall have the meanings set forth in this Section 5(c).

                  The term "Real Estate Taxes" shall include:

                  (i) All real property taxes or payments in lieu thereof due with respect to the Premises or any portion thereof including, by way of illustration and not limitation, the Property and the Improvements to be constructed thereon;

                  (ii) Any taxes which may in the future become due upon or with respect to the leasehold estate created by this Lease, or the rents payable or paid by Tenant to Landlord, including any business and occupation taxes, but excluding any tax measured by net income of Landlord, due to a change in the law and/or method of assessment, it being acknowledged by the parties that no such taxes under this item (ii) are currently payable under the methods of taxation in effect as of the date of this Lease;

                  (iii) All assessments for public improvements or benefits which are assessed during the Term of this Lease, and similar assessments and charges with respect to the Premises; and

                  (iv) All other rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character (including interest and penalties thereon), which at any time during or in respect of the Term may be assessed, levied, confirmed or imposed on or in respect of or be a lien upon the Premises or any part thereof, or any estate, right or interest therein, or any occupancy, use or possession of or activity conducted on the Premises or any part thereof, excluding any of the foregoing that may be payable in connection with the performance of Landlord's Work.

However, Real Estate Taxes shall not include any rollback taxes, penalties, interest or franchise, capital stock, income, estate or inheritance taxes personal in nature to Landlord.

                  The term "Insurance Charges" shall include all insurance premiums attributable to the insurance required to be carried by Landlord pursuant to this Lease.

                  The term "BMP Charges" shall include Tenant's pro-rata share of all cost and expenses incurred by Landlord in connection with the obligations imposed on Landlord pursuant to the ECR for BMP maintenance. For so long as the Premises is the only facility served by the BMP, Tenant shall pay one hundred percent (100%) of such costs and expenses. For so long as the Premises and/or Building Two (as defined in Section 12 below) are the only facilities served by the BMP, Tenant's pro-rata share shall equal fifty percent (50%) of such costs and expenses. If additional facilities are serviced by the BMP, then Tenant's pro-rata share shall be based upon the portion allocated to the Premises pursuant to the ECR.

                  Landlord agrees to pay directly all Real Estate Taxes, Insurance Charges and BMP Charges, and Tenant shall reimburse Landlord therefor on the same basis as paid by Landlord (i.e., annually, semi-annually, quarterly or monthly) within thirty (30) days after Tenant's receipt of an itemized invoice therefor (including copies of paid receipts evidencing payment of Real Estate Taxes, Insurance Charges and BMP Charges).

            (d) Late Payments. Following a "Default" as defined in Section 18(a) below, any installment of Rent not paid on the due date shall bear interest at the "Applicable Rate" from the date such installment became due to the date of Landlord's receipt of such Rent from Tenant. The "Applicable Rate" shall be the lesser of (i) three percent (3%) over the "prime rate" in effect from time to time at Wachovia Bank, N.A., Charlotte, North Carolina (or its successor(s)), or
(ii) the maximum interest rate permitted by law.

            (e) General Rent Provisions. Tenant will pay, without notice or demand and without deduction or set-off (except as expressly provided in Section 19 below), all Rent to Landlord at Landlord's address for notices under Section 31 or to such other party or to such other address as Landlord may designate by written notice from time to time. If not otherwise expressly provided in this Lease, all payments of Rent shall be due on the later of (i) the next due date for Base Rent or (ii) twenty (20) days after Tenant's receipt of an itemized billing therefor.

      6. Insurance.

            (a) Landlord shall maintain fire and all-risk property and casualty insurance on the Building, with extended coverage endorsements, written at 100% of the replacement cost value (excluding the cost of excavation, foundations and footings) of the Building and including both an agreed amount endorsement and replacement cost endorsement (the "Property Insurance"). All proceeds of the Property Insurance shall be applied in accordance with Section

14 of this Lease, and Tenant shall be named as a "loss payee" under the Property Insurance policies. Landlord shall also maintain rent interruption insurance in an amount equal to one year's Rent, either separately or as part of the Property Insurance.

            (b) Tenant shall maintain comprehensive liability insurance including public liability and property damage, on the Project, with a limit of not less than Two Million Dollars ($2,000,000.00) combined single limit coverage and provide additional coverage totaling not less than Five Million Dollars ($5,000,000.00) through a combination of additional base and/or umbrella/excess liability insurance coverage. Certificates of the applicable insurance coverage shall be furnished by Tenant upon written request. Each policy shall include an undertaking by the insurer to give Landlord at least ten (10) days' prior written notice of any cancellation, non-renewal, or change in scope or amount of coverage of such policy. Landlord, Landlord's mortgagee and the fee simple owner of the Project shall be named as additional insureds, as their interests may appear, with respect to the Project on Tenant's liability insurance policies.

      7. No Liability of Landlord; Indemnification; Limitation of Landlord's Liability.

            (a) Landlord shall not be liable to Tenant, or its employees, agents, business invitees, licensees, customers, clients, family members or guests (collectively "Tenant Related Parties") for any damage, compensation or claim directly or indirectly arising from the necessity of repairing any portion of the Premises or the Building, the interruption and the use of the Premises, any accident or damage resulting from the use or operation of the elevators or heating, cooling, electrical or plumbing equipment or apparatus, or the termination of this Lease by reason by the destruction of the Premises, resulting from any fire, robbery, theft, mysterious disappearance and/or any other casualty, or from any leakage in any part or portion of the Premises or the Building, or from water, rain or snow that may leak into, or flow from, any part of the Building, or from drains, pipes or plumbing work in the Building, or from any other cause whatsoever. Any Tenant Property stored or placed in or about the Project shall be at the sole risk of Tenant or other owner thereof, and Landlord shall not in any manner be held liable or responsible therefore.

            (b) Tenant agrees to indemnify, defend and save Landlord harmless from any and all costs, expense, loss, claim or damage (including reasonable attorney's fees) incurred by or claimed against Landlord, directly or indirectly, as a result of or in any way arising out of third-party claims resulting from (i) any accident, injury or damage to any person or property occurring in, upon or about the Premises during the Term, or (ii) Tenant's failure to perform its obligations under this Lease. The foregoing indemnity obligations of Tenant shall not apply to any cost, damage, claim, liability, loss or expense occurring as a result of, or in any way arising from, the negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors.

            (c) Landlord's liability under this Lease shall be limited to Landlord's equity interest in the Project (including any insurance and condemnation proceeds, future rents and the proceeds of a sale received upon execution of any judgment, decree, order or levy thereon against Landlord's equity interest in the Project), and any judgments against Landlord shall be satisfied solely out of the proceeds of sale of Landlord's equity interest in the Project. No judgment rendered against Landlord shall give rise to any right of execution or levy against Landlord's other assets. No individual who is Landlord or any member or partner or any joint venture, tenancy-in-common, firm, partnership, limited liability company or other form of joint ownership that is Landlord, or their heirs, personal representatives, executors, successors and assigns, shall have any personal liability to Tenant, or to any person claiming under or through Tenant for any amount or in any capacity. Such exculpation of liability shall be absolute and without exception whatsoever. Nothing in this provision, however, shall bar Tenant from seeking and enforcing any equitable remedy of Tenant against Landlord, or from pursuing any other rights Tenant may have by virtue of this Lease or at law or in equity, including without limitation, all rights of self-help and the right to deduct any amounts expended in connection therewith from Rent as set forth in this Lease or otherwise allowed by applicable law, but any such equitable remedy that can be cured by the expenditure of money may be enforced personally against Landlord only to the extent of Landlord's equity interest in the Project.

      8. Waiver of Subrogation. Landlord and Tenant mutually release and discharge each other (as well as the officers, directors, partners, agents and employees of each other) from responsibility and liability (by way of subrogation or otherwise) for loss or damage to any building, structure or other real or personal property of the other, or any resulting loss of income, that may arise from a fire or other peril that is covered by insurance or could be covered under an "all risk" or "special" form insurance policy. The above releases also shall apply to any third party, including any insurance company, claiming through or under a party as a result of a right of subrogation. All insurance policies required to be maintained by the parties on such real or personal property shall contain "waiver of subrogation" clauses to carry out these release provisions.

      9. Services and Utilities. Except as otherwise provided in this Lease, Tenant will pay and be responsible for all operating expenses of the Premises, including but not limited to, the cost of heating, lighting, gas, water, sewer, air conditioning, janitor service, elevator service, and telephones when due. Tenant agrees that the unavailability of any services or utilities shall not constitute grounds for or entitle Tenant to any abatement of rent or termination of the Lease, unless such results from Landlord's negligence or willful misconduct.

      10. Alterations.

            (a) Tenant shall not make any alterations, additions or improvements (collectively "Alterations") of a structural nature in or to the Building or any Alterations to the exterior of the Building, without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion, in each instance. Tenant shall be permitted to make interior, non-structural alterations without Landlord's consent.

            (b) Tenant shall give Landlord at least twenty (20) days prior written notice before commencing any Alterations requiring Landlord's consent and shall submit Tenant's plans for such Alterations at the same time. All Alterations shall be done in a good and workmanlike manner, and Tenant shall ensure that all of Tenant's contractors engaged in such work shall at all times maintain satisfactory builders risk insurance, workmen's compensation insurance and adequate public liability and property damage insurance. Tenant agrees to indemnify Landlord for any loss, cost, damage or expense, including reasonable attorney's fees, resulting from any mechanic's lien being filed on the Premises and to release any such lien within thirty (30) days after receipt of written notice of such filing. Following completion of any material Alterations costing in excess of $50,000.00, Tenant shall provide Landlord with a set of plans showing such Alterations.

            (c) All Alterations made by Tenant or by Landlord on Tenant's behalf pursuant to the provisions of this Lease shall remain the property of the Tenant during the Term. All Alterations (including wall to wall carpet) to the Premises shall remain upon the Premises and be surrendered with the Premises at the expiration of the Term without disturbance, molestation or injury. At the expiration of the Term, Tenant shall be required to remove any Alterations that would be considered atypical in a commercial office building unless Tenant has obtained Landlord's consent to such Alterations prior to the installation thereof (which consent shall not be unreasonably withheld, conditioned or delayed).

      11. Tenant Property. Upon the expiration of the Term of this Lease, Tenant shall have the right to remove from the Premises, all personal property, equipment, trade fixtures, special lighting fixtures and signage ("Tenant Property") belonging to Tenant, including the "Removable Property" described on Exhibit B to this Lease. Tenant shall be responsible for repairing any damage to the Premises resulting from such removal. Landlord may notify Tenant to remove any Tenant Property remaining in the Building subsequent to the Expiration Date, and if Tenant fails to complete such removal promptly, Landlord may remove the Tenant Property in question at Tenant's expense. Tenant agrees to reimburse Landlord for the cost of such removal and resulting repairs to the Premises. Any Tenant Property not so removed shall become the property of Landlord. Landlord waives any lien or claim with respect to all Tenant Property provided by law, this Lease or otherwise.

      12. Parking. Landlord and Tenant acknowledge that, simultaneously with this Lease, Tenant and Landlord (or an entity under common ownership with Landlord) are entering into a separate lease (the "Building Two Lease") providing for an option for construction by Landlord (or an entity under common ownership with Landlord) and occupancy by Tenant of the adjacent building and appurtenant facilities ("Building Two") shown on the Site Plan. Subject to the ECR, Landlord agrees that Tenant shall have the exclusive right to use the parking facilities in the Project. Tenant shall have the benefit of all rights appurtenant to the Project pursuant to the ECR, including all rights of ingress and egress and parking contained therein. Landlord agrees that at least 706 parking spaces will be constructed and available on the Premises for Tenant's use, which shall be subject to cross-parking easements if Tenant exercises its option to lease Building Two or exclusive to Tenant if Tenant does not lease Building Two (all as provided in the ECR). Landlord agrees to provide a total of 711 spaces on the Premises in the event the "street closure" relating to Parcel 2B as shown on the Site Plan is successful. In the event Tenant exercises its option to lease Building Two, there will be at least 1,402 total parking spaces located on the Project and the adjacent Building Two.

      13. Signs. During the Term of this Lease, Tenant shall have the exclusive right to all signage for the Building. Subject to applicable governmental approvals and Landlord's prior written consent, not to be unreasonably withheld, Tenant may, at its own expense, place, erect and maintain exterior signs on the Building and a monument sign on the Project. Tenant will maintain at its sole cost and expense all its signage on the Project in reasonably good condition and repair. Landlord agrees to cooperate with Tenant, at no cost to Landlord, in procuring any necessary permits needed to allow the erection of Tenant's signs.

      14. Damage or Destruction.

            (a) If all or any part of the Building shall be destroyed or damaged by fire or other casualty required to be insured against under Section 6(a) of this Lease, then Landlord shall, as promptly as feasible (taking into account the time necessary to conclude a satisfactory settlement with any insurance company involved), repair such damage and restore the Building as nearly as possible to the condition that existed immediately prior to the occurrence of such casualty. If the damage or destruction occurs during the last two (2) years of the Initial Term or during any Renewal Term, and the restoration of the Premises cannot be diligently completed within a twelve (12) month period after the date of the damage or destruction, then either party may terminate this Lease by giving the other party notice of termination. Such termination shall be effective twenty (20) days following receipt of the notice by the other party, except that a notice of termination by Landlord shall be of no force or effect if within twenty (20) days after receipt of such notice Tenant gives written notice ("Nullification Notice") to Landlord of Tenant's exercise of any available renewal option. In addition, if Landlord fails to complete such restoration prior to the applicable "Restoration Date" described below, Tenant shall have the option to terminate this Lease by giving written notice to Landlord at any time prior to the commencement or completion of restoration, as applicable. For purposes of the preceding sentence, if the extent of the damage or destruction is less than twenty-five percent (25%) of the replacement cost value of the Building, the "Restoration Date" shall be the date that is twelve
(12) months after the date of the damage or destruction, and if the extent of the damage or destruction is equal to or greater than twenty-five percent (25%) of the replacement cost of the Building, the "Restoration Date" shall be the date that is eighteen (18) months after the date of the damage or destruction. If this Lease is not terminated or if Landlord's termination is nullified by a Nullification Notice, Landlord shall be obligated to restore the Premises as provided above. If this Lease is terminated, all insurance proceeds for the Premises and other improvements payable under Landlord's policies and derived from such damage or destruction shall be paid solely to Landlord, and all Rent shall abate and be prorated as of the date of the damage or destruction (with any surplus rent paid in advance being refunded to Tenant).

            (b) If Tenant is deprived of the use of all or any portion of the Building by reason of any such damage or casualty or the repair thereof, the Rent shall be abated in proportion to the portion of the Building rendered untenantable from the date of the casualty until the Building has been fully restored and rendered tenantable. In the event that such damage precludes Tenant from conducting its usual business in the Building (in Tenant's reasonable judgment) or renders the entire Building untenantable, Rent shall completely abate until such time as the Building is fully restored and rendered tenantable.

      15. Repairs.

            (a) Landlord shall make all necessary repairs, maintenance or replacements to the Premises arising from faulty material used or defective workmanship employed in the construction of the Premises or Landlord's Work, and Landlord shall be responsible for enforcing all warranties to be obtained in connection with Landlord's Work pursuant to the "Final Plans and Specifications" (as defined in Exhibit C) and make all necessary repairs, maintenance or replacements required thereunder. Landlord, at its sole cost and expense, agrees to keep in good condition and repair, and make all necessary maintenance, repairs or replacements to, the roof and structural portions of the Building.

            (b) Subject to Landlord's obligations under Sections 14 and 15(a) above and Section 17 below, Tenant shall maintain the Premises in a clean, safe and sanitary condition and in good condition and repair take good care thereof, suffer no waste or injury thereto, and at the expiration of the Term of this Lease, surrender the Premises, broom clean, in the same order and condition in which the Premises is on the Commencement Date, ordinary wear and tear and damage by fire or other casualty (subject to the provisions of Section 14) excepted.

            (c) In the event that Tenant makes any upgrades, repairs or replacements to the Premises of a capital nature (i.e., any such upgrades, repairs or replacements which add to the value of the Premises or extend the useful life of the improvements on the Premises) for any reason, including without limitation, by reason of changes in applicable law or as a result of the deterioration of a component of the improvements due to normal wear and tear or frequency of repairs, Landlord agrees that upon the expiration or earlier termination of this Lease, Landlord shall reimburse Tenant, on a straight line basis, without interest, for the unamortized costs borne by Tenant of such upgrades, repairs and replacements based upon the anticipated useful life of such upgrades and replacements as determined below. To facilitate reimbursement, at the time of the completion of such upgrades or replacements, Landlord and Tenant shall agree, in writing, upon the anticipated useful life of each capital upgrade or replacement. If Landlord and Tenant are unable to agree, they shall submit the determination of anticipated useful life to an independent, unaffiliated arbitrator to be chosen and to conduct the determination pursuant to the Commercial Rules of the American Arbitration Association, whose decision shall be final and binding upon the parties. The parties shall equally bear the costs of such arbitrator.

      16. Entry. Landlord shall have the right to enter the Premises at all reasonable hours to examine the same as well as for maintenance purposes. Any such entry by Landlord shall be subject to Landlord's compliance with Tenant's security and confidentiality procedures. Landlord shall, in connection with the performance of any such work, use its best efforts to minimize the inconvenience, annoyance or disturbance caused to Tenant during such work and shall schedule such work outside of regular business hours if reasonably possible. During the last four months of the Term, upon advance oral notice, Landlord shall have the right to enter the Premises at reasonable hours to exhibit the same for rental. Landlord may also enter the

Premises at reasonable times upon advance oral notice to Tenant to show the Premises to prospective purchasers and lenders.

      17. Condemnation.

            (a) In the event of condemnation by eminent domain or similar law, including a sale in lieu thereof to an authority or other entity having the power of eminent domain (a "Taking"), of all or any portion of the Project, which (i) involves a taking of any portion of the Building; (ii) results in a taking of more than ten percent (10%) of the parking spaces available to Tenant; or (iii) materially adversely affects ingress and egress to the Project, then, in any of such events, Tenant may terminate this Lease by giving notice to Landlord not more than thirty (30) days after the later of the date on which title vests in the condemning authority or the date when Tenant receives notice of such vesting.

            (b) In the event that this Lease is not terminated as a result of any such Taking, Landlord shall promptly restore the Project to a condition reasonably equivalent to that existing prior to such Taking and shall apply the "Award" (as defined below) to the cost of such restoration. In such event, the rent payable by Tenant under this Lease shall be equitably abated and appropriately rebated based on the effect of the Taking on the rental value of the Premises and Tenant's business operations at the Premises.

            (c) In the event of a Taking pursuant to the provisions of this Lease, Tenant waives all rights to make a claim against Landlord or the condemning authority for any portion of the award or other compensation (collectively the "Award"), for a Taking, including without limitation any Award for the Taking of Tenant's leasehold interest. However, Tenant may, if allowed by statute, seek such separate awards or damages for moving expenses, loss of Tenant's business goodwill and taking of fixtures and other equipment installed and owned by Tenant which do not, under the terms of this Lease, become the property of Landlord at the termination of this Lease. Such awards or damages must be made by a condemnation court or other authority, be separate and distinct from any award to Landlord for the Project, and not diminish any award to Landlord.

            (d) If this Lease is terminated as the result of a taking, Landlord shall promptly refund to Tenant all unearned Base Rent and other amounts paid in advance by Tenant.

      18. Tenant's Default; Landlord's Remedies; General Default Provisions.

            (a) Defaults. The occurrence of any one or more of the following events ("Defaults") shall constitute a default and breach of this Lease:

                  (i) Tenant shall fail to pay the Base Rent, or any other rent owed under this Lease when due and such failure shall continue for ten (10) days after Tenant's receipt of written notice from Landlord, provided, however, Landlord shall not be obligated to give such notice and opportunity to cure more than two times in any calendar year;

                  (ii) Tenant shall neglect or fail to perform or observe any other term, covenant or condition set forth in this Lease on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty
(30) days after receipt of written notice specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence to remedy the same within such thirty (30) day period and to prosecute such remedy to completion with reasonable diligence;

                  (iii) A general assignment by Tenant for the benefit of Tenant's creditors, any voluntary filing, petition or application by Tenant under any law relating to insolvency or bankruptcy, whether for declaration of bankruptcy, a reorganization, an arrangement or otherwise;

                  (iv) The involuntary filing against Tenant of (A) a petition to have Tenant declared bankrupt, or (B) a petition for reorganization or arrangement of such party under any law relating to insolvency or bankruptcy, unless in the case of any such involuntary filing, the same is dismissed within sixty (60) days; or

                  (v) the appointment of a trustee or receiver to take possession of all or substantially all of the assets of the Tenant, or the attachment, execution or other judicial seizure of all or substantially all of Tenant's assets located at the Premises, or of Tenant's interest in this Lease, unless such appointment, attachment, execution or seizure is discharged within thirty (30) days.

            (b) Remedies. Upon the occurrence and continuance of a Default, Landlord, without notice to Tenant in any instance (except as provided for below) may do any one or more of the following: (i) re-enter the Premises without terminating this Lease upon fifteen (15) days' prior written notice to Tenant and remove all persons and property from the Premises, by any suitable action or proceeding at law, or without judicial process (if permitted by applicable law) as Landlord may elect, without Landlord being liable for any prosecution therefor or damages therefrom, and repossess and enjoy the Premises including reletting the Premises at Landlord's option (as provided below); (ii) terminate this Lease upon not less than five (5) days' written notice to Tenant, at which time the Term of this Lease shall expire, but with Tenant's liability as set forth below in this Section 18 to continue; or (iii) exercise any other legal or equitable rights or remedies available to Landlord, including those additional rights set forth in this Lease.

      In exercising any of the above remedies, Landlord may remove Tenant Property from the Premises and store the same at Tenant's expense without resort to legal process if permitted by applicable law and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby, and Landlord may also sell such Tenant Property at public or private sale, with the proceeds being applied to costs of storage and sale (including reasonable attorney's fees), amounts owed to Landlord under this Lease, and with any surplus paid to Tenant, in that order. Tenant waives any right to re-enter the Premises and rights of redemption.

            If Landlord re-enters the Premises as provided in item (i) above or takes possession of the Premises pursuant to legal proceedings or otherwise in accordance with applicable law, then, if Landlord does not elect to terminate this Lease, Landlord agrees to use reasonable efforts to re-let the Premises, in one or more leases, either in Landlord's own right or as agent for Tenant, for a term or terms that may be greater or less than the balance of the Term of this Lease, and Landlord may grant reasonable concessions or reasonable free rent without in any way affecting Tenant's liability for the Rent payable under this Lease. Tenant's liability under this Lease shall not be affected or diminished in any way whatsoever for Landlord's failure (after using reasonable efforts) to re-let the Premises, or if the Premises are re-let, for Landlord's failure (absent bad faith) to collect the rentals under such re-letting. In connection with any re-letting, Landlord may make or do any alterations, maintenance, repairs, painting and/or decorations (collectively "Re-letting Preparations") in the Premises that are advisable and necessary in Landlord's reasonable business discretion, and such Re-letting Preparations shall not release Tenant from any liability under this Lease. Landlord's reletting of the Premises shall not preclude Landlord from thereafter exercising at any time its remedy to terminate this Lease.

            (c) Damages. If a Default occurs, Tenant shall remain liable for (i) all Rent and damages that may be due or sustained by Landlord up to the date this Lease terminates or the date Landlord takes possession of the Premises, whichever occurs earlier, and the performance of all other obligations of Tenant accruing under this Lease through such date (collectively "Accrued Damages");
(ii) all reasonable costs, fees and expenses (including without limitation reasonable brokerage commissions and reasonable attorney's fees) incurred by Landlord in pursuit of its remedies under this Lease and in renting the Premises to others from time to time (all such Accrued Damages, costs, fees and expenses being referred to collectively as the "Default Damages"); and (iii) Future Damages (as defined below). Future Damages shall be equal to the deficiency (the "Deficiency") between (A) the monthly Rent reserved under this Lease to the date that the Term then in effect would have originally ended, and (B) the rent, if any, that Landlord receives during the applicable month from others to whom the Premises is rented, from which rent Landlord may deduct all Default Damages and interest thereon remaining unpaid. Tenant shall pay the monthly Deficiency to Landlord within ten (10) days after Tenant is given written notice of the amount due. All Default Damages and Future Damages shall bear interest at the Applicable Rate from the date when the same accrues until paid in full. Landlord agrees to use reasonable efforts to mitigate Landlord's damages.

            (d) Attorney's Fees and Expenses. If Landlord and Tenant are involved in any litigation or other judicial proceeding regarding the performance of their obligations under this Lease, then in addition to all other rights and remedies the parties may have under this Lease, the unsuccessful party by final order, decree or judgment in such litigation or other judicial proceeding by a court of competent jurisdiction shall reimburse the successful party for all reasonable legal fees and expenses incurred by such successful party in connection with such litigation.

            (e) Remedies Cumulative. Each remedy provided for in this Lease for both Landlord and Tenant shall be cumulative and concurrent and shall be in addition to every other remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute. The exercise of any remedies shall not preclude the simultaneous or later exercise of the same or any other remedies.

            (f) No Waivers. The failure of Landlord to insist upon a strict performance of any of the terms, covenants and conditions of this Lease shall not be deemed a waiver of any other than existing or subsequent breach or default, except for any breach or default that Landlord expressly waives in writing. The maintenance of any action or proceeding to recover possession of the Premises, or to recover any installments of Rent that may be due from Tenant to Landlord, shall not preclude Landlord from thereafter instituting and maintaining subsequent actions or proceedings for the recovery of possession of the Premises or of any Rent that is or may become due from Tenant. Landlord may institute suit on one or more occasions to recover Rent, Default Damages and/or Future Damages or any other amounts owed by Tenant under this Lease, notwithstanding that Landlord has previously instituted suit for any or all of the amounts claimed to be due. No payment by Tenant or receipt by Landlord of the stated Rent amount shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or letter accompanying a check for payment of Rent be deemed in accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent, or to pursue any other remedy provided in this Lease. No re-entry by Landlord, reletting of the Premises, alterations to the Premises in connection with a reletting or acceptance of keys or other similar action shall be considered an acceptance of a surrender of this Lease or constitute a constructive eviction.

      19. Landlord's Default; Tenant's Remedies. If during the Term of this Lease, Landlord fails to comply with any of the terms, conditions or provisions of this Lease, or if Landlord breaches any warranty contained in this Lease, and Landlord does not cure such failure or breach within thirty (30) days after receipt of written notice from Tenant specifying such non-compliance or breach, or if such failure or breach is of such a nature that Landlord cannot reasonably remedy the same within such thirty (30) day period, Landlord shall fail to commence to remedy the same within such thirty (30) day period and to prosecute such remedy to completion with reasonable diligence, then, in any of said events, provided that Tenant has also given Landlord's mortgagee notice of such breach or default as required in this Section 19 below, Tenant shall have the right, at Tenant's option, to cure such default or perform such covenant or obligation on the part of Landlord, and Landlord shall be liable for all reasonable out-of-pocket costs and expenses so incurred by Tenant. Notwithstanding the foregoing provisions, in the event of an emergency when action is required to be taken forthwith to avoid personal injury or damage to the Premises or to Tenant's equipment and other personal property, Tenant may take curative action as contemplated under this Section even though the applicable cure period (which applies when an emergency does not exist) of the Landlord has not yet expired. Tenant shall endeavor to give Landlord such prior notice (written or oral), if any, as may be reasonable under the circumstances and shall in any event notify Landlord as soon as possible after taking curative action.

            If Landlord fails to reimburse Tenant for all such amounts expended within twenty (20) days after receipt of a billing therefor, or if Landlord fails to pay Tenant any other amounts due under this Lease within ten (10) days after Tenant notifies Landlord that such sums are past due, Tenant may deduct such amounts, together with interest thereon at the Applicable Rate from the date of Landlord's receipt of the above billing, from one or more installments of Rent due to Landlord until Tenant is fully reimbursed. Tenant agrees that its right of self-help shall be carefully and judiciously exercised, it being understood and agreed that, whenever possible, Landlord shall be given sufficient opportunity to perform its obligations, in order to avoid any conflict with respect to whether or not self-help action should have been taken.

            Tenant agrees to give Landlord's mortgagee, by certified mail, return receipt requested, a copy of any notice of default sent to Landlord, provided that Tenant has been notified in writing, (by way of Notice of Assignment of Rents and Leases or otherwise) of the address of Landlord's mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then prior to Tenant exercising any right to terminate this Lease on account of such default, Landlord's mortgagee shall have an additional thirty (30) days within which to cure such default. If such default cannot be cured within that time, Landlord's mortgagee shall have additional time as may be necessary if within such thirty
(30) days, Landlord's mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure). Tenant may not exercise any right to terminate this Lease on account of any such default by Landlord, whether available under this Lease, or at law or in equity, while such remedies are being so diligently pursued by Landlord's mortgagee.

      20. Taxes.

            (a) Landlord agrees to pay, or cause to be paid, all real estate taxes, real estate assessments, real estate excises and real estate levies, general and special, ordinary and extraordinary, of any kind and nature whatsoever, levied, imposed or becoming a lien upon the Project. Tenant shall pay any and all taxes imposed upon Tenant's fixtures, equipment and other personal property.

            (b) Tenant shall have the right to contest the amount or validity of any real estate taxes by appropriate legal proceedings, diligently pursued, in the name of Landlord if required by applicable law, provided that (A) Tenant shall first reimburse Landlord for any contested payments that are currently due (Landlord to make such payments under protest if Tenant desires); (B) the Project is not in any danger of being sold, forfeited, lost or interfered with; and (C) all expenses incurred in connection with such proceedings shall be paid by Tenant. Tenant agrees to indemnify and hold Landlord harmless from all costs, expenses (including reasonable attorneys' fees), claims or damages accruing by reason of, or in connection with, or resulting from any such action or proceeding.

      21. Assignment and Subletting.

            (a) Consent Required. Tenant shall not assign, transfer, mortgage, or otherwise encumber this Lease or sublet (or otherwise permit the occupancy or use of) the Premises or any part thereof (collectively such events are referred to as "Transfers") without obtaining the prior written consent of Landlord as provided in this Section 21. Similarly, no assignment or transfer of this Lease or the right of occupancy under this Lease shall be effectuated by operation of law or otherwise without the prior written consent of Landlord as provided. The consent by Landlord to any Transfer, or Landlord's collection or acceptance of Rent from any such assignee, subtenant or other occupant (collectively "Transferee") shall not constitute a waiver or reliance of Tenant of any covenant or obligation contained in this Lease or approval of any Transfer that has not been approved by Landlord in writing. Consent by Landlord in one or more instances to any Transfer shall not be construed to relieve Tenant from the requirement of obtaining Landlord's consent to any future Transfer. If Tenant is in default under this Lease beyond applicable cure periods, Landlord shall be satisfied to all rent due Tenant from subtenants or other occupants of the Premises, and Tenant hereby authorizes each such party to pay said Rent directly to Landlord. In the event of any Transfer permitted under the terms of this
Section 21(a), (i) Tenant and any subsequent assignee who in turn enters into a Transfer, shall each remain fully and primarily liable for all of the obligations of Tenant under this Lease (regardless of any subsequent amendment or modification of this Lease and regardless of any further Transfers, all of which are deemed to be consented to by Tenant and subsequent Transferees); (ii) each assignee must agree in writing to assume the obligations of Tenant under this Lease and a copy of such written assumption must be delivered to Landlord within ten (10) days after the effective date of the Lease Assignment; and (iii) each Sub-Tenant or Transferee must agree in writing (delivered to Landlord within ten (10) days after the Sub-Lease or other Occupancy Agreement is executed) that Landlord may collect Rent under the Sublease or Occupancy Agreement directly from the Sub-Tenant or Occupant if there is a Default (as defined in Section 18(a) of this Lease) under this Lease and agree to attorn to Landlord should this Lease be terminated (with Landlord likewise agreeing to recognize the Sub-Lease or other Occupancy Agreement and not disturb the possession of such Sub-Tenant or Transferee if this Lease is terminated).

            (b) Other Requirements.

                  (i) If Tenant desires to enter into a Transfer, Tenant shall give Landlord written notice at least ten (10) business days in advance of the date on which the Transfer is to take effect, such notice to include the terms and conditions of the proposed Transfer, financial information on the proposed Transferee and other information as the Landlord may reasonably require relating to the proposed Transfer and Transferee.

                  (ii) If Landlord's consent is required under this Section 21, Landlord agrees not to unreasonably withhold, condition or delay its consent to the proposed Transfer providing all of the following requirements are satisfied:

                        (1) the financial strength of the proposed Transferee must be at such level that the Landlord and the Landlord's mortgagee would generally approve the Transferee as a tenant;

                        (2) The business reputation of the proposed Transferee must be in accordance with generally accepted commercial standards;

                        (3) The use of the Premises by the proposed Transferee must comply in all respects with the requirements of this Lease;

                        (4) No outstanding Defaults exist under this Lease; and

                        (5) Such other standards as are then commercially reasonable at the time of the proposed Transfer as determined in Landlord's reasonable business judgment.

            (c) Landlord Transfer. Upon Landlord's sale or transfer of its interest in the Project, Landlord shall be released from all further liability under this Lease accruing subsequent to such sale provided that the party acquiring such interest in the Project has assumed the obligations of the Landlord under this Lease accruing subsequent to such sale.

            (d) Landlord Consent Not Required. Notwithstanding any other provision of this Section to the contrary, Tenant may assign this Lease or sublet the Premises without Landlord's consent to any entity which controls, is controlled by or is under common control with Tenant, or to any entity resulting from a merger, acquisition, consolidation, or name change of or with Tenant, or in connection with the sale of all or substantially all of the assets of Tenant. In the event of any Transfer permitted under the terms of this Section 21(d), Tenant shall remain fully and primarily liable for all of the obligations of Tenant under this Lease.

      22. Subordination, Non-Disturbance and Attornment.

            (a) Subject to the provisions of subsection (b) below, (i) this Lease and all rights of the Tenant are, and shall be subject and subordinate to the lien of any first mortgage, deed of trust or any other security interest which have been or which hereinafter may affect the Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof;
(ii) Tenant agrees to attorn to any successor to Landlord's interest in the Premises, or to any purchaser at foreclosure (or by deed in lieu of foreclosure) upon all of the terms and conditions of this Lease; and (iii) Tenant covenants and agrees that it shall, within fifteen (15) days after Landlord's request therefor, execute and deliver such agreements confirming the above subordination and attornment as are reasonably requested by Landlord or Landlord's lender. Any subordination, non-disturbance and attornment agreement or other similar document required to be executed by Tenant pursuant to the terms of this Lease which is not substantially the same as the form attached hereto as Exhibit D shall be subject to Tenant's reasonable approval of the form and substance thereof.

            (b) Before any subordination and/or attornment by Tenant shall be effective, Landlord shall cause any mortgagee, holder of a deed of trust or security interest, or ground or underlying lessor (collectively the "Mortgagee") to deliver to Tenant a non-disturbance agreement stating that so long as no Default has occurred under this Lease beyond any applicable cure periods, (i) any action or proceeding to foreclose any mortgage, deed of trust or security interest will not result in any disturbance of Tenant's possession of the Premises, and (ii) Tenant's rights under this Lease shall not be interfered with or otherwise affected.

            (c) Tenant's obligations under this Lease are conditioned upon receipt of a satisfactory non-disturbance agreement from the ground lessor under the Ground Lease providing for the continuation of this Lease as a direct lease between Tenant and such ground lessor on all of the terms and conditions contained in this Lease in the event of any termination of the Ground Lease. Such non-disturbance agreement shall be in the form attached as Exhibit E to this Lease.

      23. Estoppel Certificate. Within fifteen (15) days after receipt of a request, Landlord and Tenant each agree to deliver to the other party a duly executed and acknowledged instrument certifying to the party's best knowledge
(i) whether this Lease is in full force and effect (and if not, why), (ii) as to the existence of any Default, including the nature or extent of such Default,
(iii) whether there are any defenses, counterclaims or offsets to such Default,
(iv) whether there has been any modification or amendment to this Lease and specifying the nature of such modification, (v) as to the commencement and expiration dates of the Term, (vi) as to the date to which Base Rent has been paid, and (vii) as to such other matters relating to this Lease as may be reasonably requested. Any such certificate may be conclusively relied upon by the requesting party and by any other person to whom it has been exhibited or delivered, and the contents of the certificate shall be binding upon the party executing such certificate. If Tenant shall fail to respond within fifteen (15) days after receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such certificate as provided without modification and shall be deemed to have admitted accuracy of any information supplied by Landlord to a prospective purchase or lender.

      24. Short Form Deed of Lease - Notice of Termination. A short form Memorandum of Lease, suitable for recording purposes, shall be entered into by Landlord and Tenant following the execution of this Lease at the request of either party. The cost of recording such Memorandum of Lease shall be at the expense of the party that requests such recording. If a Memorandum of Lease is recorded, the parties agree at the expiration or earlier termination of this Lease to execute a Notice of Termination of this Lease in recordable form.

      25. Force Majeure. In the event that Landlord or Tenant shall be delayed, or hindered, or prevented from the performance of any act required under this Lease (except for the payment of Rent or other monies), by reason of governmental restrictions, scarcity of labor or materials, or for other reasonable reasons beyond such party's control, the performance of such act shall be excused for the period of delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

      26. Landlord's Authority. Landlord warrants that it is the ground lessee of the Project and has the full right and authority to make this Lease. Landlord represents and warrants that the individual(s) executing this Lease on behalf of Landlord is duly authorized to execute and deliver this Lease; that Landlord is a duly organized and validly existing limited liability company under the laws of the Commonwealth of Virginia, and has the power and authority to enter into this Lease; and that all action requisite to authorize Landlord to enter into this Lease has been duly taken.

      27. Tenant's Authority. Tenant represents and warrants that the individual(s) executing this Lease on behalf of Tenant is duly authorized to execute and deliver this Lease; that Tenant is a duly organized corporation under the laws of the State of Delaware, in good standing under the laws of Delaware, and with the power and authority to enter into this Lease; and that all corporate action requisite to authorize Tenant to enter into this Lease has been duly taken.

      28. Broker's Commission. Both Landlord and Tenant agree that the Broker was the only broker dealt with by the parties in this transaction. Landlord agrees to pay the brokerage commission owed to Broker in connection with this Lease pursuant to the terms of a separate agreement between Landlord and Broker, a copy of which is attached to this Lease as Exhibit F. Each party agrees to indemnify and hold the other party harmless from any costs, liabilities, and commissions arising out of the dealings by the indemnifying party with any broker in connection with this Lease or the Building or Premises, other than the commission owed to Broker as noted above. Landlord and Broker will enter into a separate agreement providing for Broker's compensation.

      29. Venue. Tenant consent to and agrees that any legal action commenced by Landlord in connection with this Lease may be maintained in the courts of the City of Virginia Beach, Virginia, waives objection to venue in any such court.

      30. Surrender; Holdover. Upon the expiration or sooner termination of the Term of this Lease, Tenant shall promptly surrender the Premises to Landlord in accordance with the provisions of Section 15(b) and Section 11 and deliver all keys to the Premises to Landlord. If Tenant shall default in so surrendering the Premises, Tenant's occupancy subsequent to the end of the Term shall be a tenancy at will (and not a tenancy from month to month or from year to year) cancelable by Landlord or Tenant immediately upon oral or written notice and such tenancy shall be subject to all of the provisions of this Lease, except that Base Rent shall be equal to one hundred fifty percent (150%) of the Base Rent payable immediately prior to the end of the Term, unless Landlord agrees in writing to other terms for the holdover tenancy.

      31. Notices. Any notice by either party to the other shall be in writing and shall be deemed to be duly given only if delivered personally or delivered by recognized overnight courier service, such as Federal Express, or mailed by registered or certified mail, return receipt requested, in a post-paid envelope addressed (a) if to Tenant, at Tenant's Notice Address; and (b) if to Landlord, at Landlord's Notice Address, or to either at such other addresses as Tenant or Landlord, respectively, may designate in writing. Notice shall be deemed to have been duly given upon delivery thereof. Notices may also be given by facsimile transmittal (i.e., telecopy or "fax") during business hours on any business day and shall be effective upon receipt, provided a copy of such notice is sent on the same business day as such facsimile transmittal by Federal Express or other reputable overnight courier service as provided above.

      32. Heirs and Assigns. This Lease shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, successors and assigns.

      33. Covenant of Quiet Enjoyment. Provided that Tenant is not in default under this Lease beyond applicable cure periods, Tenant shall, during the term hereby created, freely, peaceably and quietly occupy and enjoy the full possession of the Premises without molestation or hindrance by any party.

      34. Relationship of Parties. It is expressly understood that Landlord shall not be construed or held to be partner or associate of Tenant in the conduct of Tenant's business, it being expressly understood that the relationship between the parties is that of Landlord and Tenant only.

      35. Section Headings. The Section headings throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify or amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

      36. Complete Agreement. This Lease contains the entire agreement between Landlord and Tenant and all previous negotiations leading thereto, and this Lease may be modified only by an agreement in writing signed by both parties. The parties agree that the execution of this Lease has not been induced by either party by any representations, promises or undertakings not expressed in this Lease.

      37. Waiver of Jury Trial. Landlord and Tenant hereby waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other that is in way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Premises, and/or any claim of injury of damage.

      38. Jurisdiction. This Lease shall be governed by the laws of the Commonwealth of Virginia.

      39. Counterparts. This Lease may be executed in counterparts, each of which shall be deemed to be an original, and/or with counterpart signature pages, all of which shall be treated collectively as representing the single execution of this Lease.

      40. Exhibits. The following Exhibits are attached to this Lease.

          A        -    Site Plan

          A-1      -    Legal Description

          B        -    Removable Property

          C        -    Landlord's Work

          C - 1    -    Final Plans and Specifications

          C - 2    -    Data Center and Distribution Requirements

          C - 3    -    Infrastructure Improvements

          D        -    Form of Subordination, Non-Disturbance and Attornment

          E        -    Ground Lease Nondisturbance Agreement

          F        -    Commission Agreement

          G        -    Declaration and Deed of Easements (ECR)

      41. Early Termination. Tenant will have the one-time option to terminate this Lease effective as of the end of the tenth (10th) Lease Year by (i) giving written notice of such termination to Landlord at any time prior to the commencement of the tenth (10th) Lease Year, and (ii) paying Landlord a termination fee (the "Termination Fee") in an amount equal to the annual Base Rent in effect for the tenth (10th) Lease Year. If Tenant exercises its termination option pursuant to this Section 41, Tenant shall pay such Termination Fee together with the monthly installment of Base Rent due for the last month of the tenth (10th) Lease Year.

      42. Grant Proceeds.

            (a) Landlord agrees to cooperate with Tenant in qualifying for and obtaining disbursements pursuant to the City of Virginia Beach's Economic Development Incentive Program ("EDIP") or the Governor's Opportunity Fund Program ("GOF") (collectively, the "Grants"), including providing Tenant with copies of invoices and other information (collectively, the "Supporting Documentation") requested by the City of Virginia Beach (the "City") or Commonwealth of Virginia (the "State") in connection with establishing the satisfaction of capital investment performance criteria or the qualifying expenditures incurred under such Grants. Of the total proceeds of the Grants available to Tenant, One Million Six Hundred Fifteen Thousand Dollars ($1,615,000) will be contributed to pay expenditures incurred in connection with the Project subject to the terms of this Section 42. Provided Landlord submits to Tenant Supporting Documentation establishing to the satisfaction of the City and/or the State, as applicable, Eight Hundred Ninety Thousand Dollars ($890,000) of "qualifying expenditures" under the EDIP and Seven Hundred Twenty Five Thousand Dollars ($725,000) of "qualifying expenditures" under the GOF, Tenant shall promptly submit such Supporting Documentation to the City and request disbursement of the applicable Grant proceeds. Upon receipt of such Grant proceeds from the City, Tenant shall pay Landlord up to Eight Hundred Ninety Thousand Dollars ($890,000) from the EDIP and up to Seven Hundred Twenty-Five Thousand Dollars ($725,000) from the GOF. Supporting Documentation shall be submitted by Landlord to Tenant from time to time as qualifying expenditures are incurred, but in no event more frequently than once per month. Any additional Grant proceeds payable for qualifying expenditures incurred in connection with the Project shall be retained by Tenant.

            (b) Tenant agrees to submit its request for Grant funds to the City within five (5) business days after Tenant's receipt of the Supporting Documentation from Landlord (which shall be submitted by Landlord no more frequently than monthly). If the City has not disbursed the Grant funds to Tenant within forty-five (45) days after Tenant's submission of the Supporting Documentation to the City, Tenant shall advance the amount of the Grant funds that are supported by the Supporting Documentation to Landlord (in which event the applicable Grant funds will be retained by Tenant upon disbursement by the
City).

      43. AMERIGROUP Way. Landlord agrees to use commercially reasonable, good faith efforts to cooperate with Tenant's efforts to obtain the approval of the City of Virginia Beach to name the public street to be constructed along the southern boundary of the Premises "AMERIGROUP Way". Landlord also agrees to obtain the agreement of CBN to use commercially reasonable, good faith efforts to cooperate with Tenant in obtaining such approval.

      WITNESS the following signatures:

      LANDLORD:                      VTC ONE LLC
                                     a Virginia limited liability company


                                     By:  ______________________________________
                                              Name:  Lowell W. Morse
                                              Its:   Manager


                                     By:  ______________________________________
                                              Name:  John L. Gibson, III
                                              Its:   Manager

      TENANT:                        AMERIGROUP CORPORATION,
                                     a Delaware corporation



                                     By  _______________________________________
                                              Name:   __________________________
                                              Title:  __________________________

                                    EXHIBIT A


                              SITE PLAN OF PROJECT

                                   EXHIBIT A-1

                                LEGAL DESCRIPTION

ALL THAT certain lot, piece or parcel of land, situate, lying and being in the City of Virginia Beach, Virginia, and known, numbered and designated as "Parcel 1" on that certain subdivision plat entitled "Plat of Vacation, Resubdivision, Right-of-Way and Easement Dedications on `Parcels A and B Resubdivision of property of Christian Broadcasting Network, Inc.' Map Book 231, Pages 96-98" prepared by Vanasse Hangen Brustlin, Inc., dated September 16, 2003, which will be recorded in the Clerk's Office of the Circuit Court of the City of Virginia Beach, Virginia.

                                    EXHIBIT B

                               REMOVABLE PROPERTY



1.    Data Center Build-out (Racks, Cabling, and Equipment)

2.    Furniture

3. Blinds and Window Coverings (other than those included in the base building interior shell pursuant to the "Outline Specifications" defined under Paragraph L of Exhibit C to this Lease).

4.    AV Equipment and Satellite Dish

5.    Security Systems

6.    AMERICAFE Equipment

7.    Signage (Interior and Exterior)

8.    Food Service/Cafeteria Equipment

9.    Training Room Upgrades (screens and furniture)

10.   Generator

                                    EXHIBIT C

                                 LANDLORD'S WORK



A. Landlord's Work. Landlord agrees to fulfill all of Landlord's construction obligations (collectively "Landlord's Work") at its sole cost and expense and in accordance with the Final Plans and Specifications described on Exhibit C-1 to this Lease, which work shall include, without limitation, the following:

      1. The Premises shall be delivered to Tenant by Landlord in a neat and clean condition, free of all tenants and occupants, and free of all trade fixtures and the like.

      2. The Premises shall be delivered in a structurally sound condition and with a completely watertight roof and window system; and the plumbing, sprinkler system, HVAC system and utilities shall be fully installed and in good working order and fully connected to operational public utility systems that Tenant may use subject only to Tenant paying applicable fees for consumption charged to all users. The HVAC system shall be designed to maintain a temperature of 72 degrees (+/- two degrees) year-round based on an occupancy level of eight (8) occupants per one thousand (1,000) square feet. Waste disposal and treatment must be handled by an operational public sanitary sewer system (septic systems or temporary waste storage facilities are not acceptable).

      3. All Common Areas shall be appropriately constructed in accordance with the Site Plan (including paving and striping of parking areas, erection of light standards, landscaping, etc.) all to the end that such Common Areas will be completed and in a first-class condition no later than the "Delivery Date" (as defined below), subject only to the completion of minor punch list items to be completed on or before the Commencement Date.

      4. The Premises shall be delivered in a so-called "turnkey" condition in conformance with the Final Plans and Specifications and in a condition ready for installation and delivery of Tenant's equipment, trade fixtures and signs, so that Tenant may commence operations in the normal course upon delivery of the Premises by Landlord to Tenant.

B. Change Orders. Landlord and Tenant agree that any changes to the Final Plans and Specifications shall require the prior written approval of Tenant. Such written approval shall be in the form of a change order (a "Change Order") executed by Landlord and Tenant, and which must be executed on behalf of Tenant by either Catherine Callahan or Cherry Wittelsberger (the "Authorized Representatives"). The Authorized Representatives may be changed only by written notice given by Tenant pursuant to Section 31 of this Lease. Any Change Order must describe the change in Landlord's Work, the amount of any net increase or decrease in the cost of performance of Landlord's Work and the agreed upon length of any "Tenant Delays" (as defined below) attributable to such change in Landlord's Work. If Tenant desires to make a change to the Final Plans and Specifications, Tenant shall so notify Landlord, and Landlord, as promptly as feasible, shall provide Tenant with the proposed net increase or decrease in the cost of Landlord's Work (as determined pursuant to Landlord's contract with the general contractor) and the proposed length of any Tenant Delays attributable to such change. If Landlord and Tenant mutually agree upon the net cost adjustment and length of Tenant Delays, such agreement shall be set forth in a written Change Order, and Landlord shall proceed with the change in Landlord's Work. Landlord shall not proceed with such change in the absence of a mutual agreement evidenced by a written Change Order. Upon occurrence of "Substantial Completion" (as defined below), Landlord and Tenant will total up the net increases and/or decreases in the costs of Landlord's Work reflected in all Change Orders. If all Change Orders result in a net increase in the cost of Landlord's Work, Tenant shall pay Landlord the amount of such net increase within thirty (30) days after the date of Substantial Completion. If all Change Orders result in a net decrease in the cost of Landlord's Work, Tenant shall be entitled to a credit against the Base Rent initially payable under this Lease equal to the amount of such net decrease.

C. Permits. All permits required for Landlord's Work shall be obtained by Landlord. Landlord agrees to cooperate with Tenant with respect to obtaining any permits for work to be done by Tenant.

D. Construction Standards. All of Landlord's Work shall be done in a good and workmanlike manner in accordance with all applicable laws, ordinances, codes and insurance requirements.

E. Construction Commencement Date. If Landlord has not (i) obtained all governmental permits and approvals required for Landlord's Work (including, without limitation, any permits and approvals required for the monument signs of Tenant described in this Lease) and (ii) commenced the construction of the Premises prior to December 1, 2003, (the "Construction Commencement Date") then at any time thereafter, but prior to Landlord having obtained such permits and approvals and commenced Landlord's Work, Tenant shall have the right, in addition to all other remedies, to terminate this Lease by giving Landlord written notice thereof. Landlord agrees to notify Tenant in writing of the anticipated Construction Commencement Date at least thirty (30) days in advance.

F. Delivery Dates. Landlord shall complete construction of Tenant's data center in accordance with the Data Center & Distribution Requirements attached to this Lease as Exhibit C-2 on or before June 2, 2004 (the "Data Center Delivery Date"). The generator provided for in the Final Plans and Specifications shall be completed, tested and certified by Landlord on or before July 12, 2004 (the "Generator Delivery Date"). Landlord shall cause "Substantial Completion" to occur on or before August 1, 2004 (the "Delivery Date"). For the purposes of this Lease, "Substantial Completion" shall be deemed to occur when (i) Landlord's Work has been completed in accordance with the Final Plans and Specifications subject only to minor punchlist items of such nature that do not interfere with Tenant's fixturing and with Tenant's normal use and occupancy of the Premises, and (ii) Landlord has delivered possession of the Premises to Tenant pursuant to a temporary certificate of occupancy. Notwithstanding the foregoing or any other provision of this Lease to the contrary, for purposes of determining the

Commencement Date, in no event will Substantial Completion be deemed to have occurred prior to August 1, 2004 (the "Earliest Delivery Date"). Landlord agrees to keep Tenant regularly (at least monthly) informed in writing of the anticipated Data Center Delivery Date, Generator Delivery Date, Delivery Date and Possession Date (as defined below).

G. Possession Date. For the purposes of this Lease, the "Possession Date" shall occur when all the following conditions are satisfied: (i) the Premises are ready for exclusive occupancy by Tenant; (ii) a permanent certificate of occupancy or equivalent document is obtainable but for items to be completed by Tenant with respect to the installation of its fixtures and the construction of its leasehold improvements, if any; and (iii) construction of the Premises and all other aspects of Landlord's Work have been completed in accordance with the Final Plans and Specifications subject only to minor punch list items of such nature that do not interfere with Tenant's fixturing and with Tenant's normal use and occupancy of the Premises.

            In the event that a permanent Certificate of Occupancy cannot be issued prior to the Commencement Date otherwise determined in accordance with this Lease due to work done or failed to be done by Landlord pursuant to the provisions of this Exhibit C, or by reason of any condition of the Premises, then, at Tenant's option, the Commencement Date shall be extended until the earlier to occur of the following: (i) the date that Tenant shall commence operations in the Premises; or (ii) the date that a permanent Certificate of Occupancy is obtained. In the event that Tenant elects to commence operations in the Premises although a permanent Certificate of Occupancy has not issued, the Base Rent and other payments otherwise due under this Lease from Tenant shall be proportionately reduced during any periods in which there is interference with Tenant's operations by reason of the absence of a permanent Certificate of Occupancy, such reduction to be based on the extent of such interference. In the event Tenant elects to commence operations even though a permanent Certificate of Occupancy has not been obtained or Landlord's Work has not been fully completed (or is defective), such commencement of operations shall not be deemed a waiver of Landlord's obligation fully to complete Landlord's Work, and Landlord agrees fully to complete the unfinished work promptly thereafter.

H. Tenant's Access. Tenant shall have the right to come onto the Premises in order to take measurements and in order to commence its work, while Landlord is completing Landlord's Work, but such entry by Tenant shall be at Tenant's sole risk and shall not be deemed a waiver of Landlord's obligation fully to complete Landlord's Work. Tenant agrees that any of its work conducted as aforesaid shall not unduly interfere with the completion of Landlord's Work. Landlord and Tenant agree, to the extent reasonably possible, to coordinate their work in the Premises in order that the Delivery Date may be met. Landlord will, in addition, cooperate with Tenant with respect to any permits that Tenant must secure, and Landlord will remedy any failure to fulfill its obligations resulting in Tenant's inability to secure its permits.

I. Rent Abatement. If Landlord has not delivered Tenant's Data Center as required under Paragraph F of this Exhibit C on or prior to the Data Center Delivery Date, Tenant shall be entitled to occupy the Premises on a rent-free basis (i.e., no Base Rent or other charges being owed) for one day subsequent to the Commencement Date for each day that such delivery of

Tenant's Data Center is delayed pass the Data Center Delivery Date. In addition, if Landlord has not delivered the generator as required under Paragraph F of this Exhibit C on or prior to the Generator Delivery Date, Tenant shall be entitled to occupy the Premises on a rent-free basis (i.e., no base rent or other charges being owed) for one day subsequent to the Commencement Date for each day that such delivery of the generator is delayed past the Generator Delivery Date. Furthermore, if Substantial Completion has not occurred on or prior to the Delivery Date, Tenant shall be entitled to occupy the Premises on a rent-free basis (i.e., no Base Rent or other charges being owed) for one day subsequent to the Commencement Date for each day that Substantial Completion is delayed past the Delivery Date.

J. Termination Date. If the Possession Date has not occurred on or prior to December 1, 2004 (the "Termination Date"), Tenant shall have the right to terminate this Lease by giving written notice to Landlord at any time prior to the occurrence of the Possession Date.

K.    Extensions.

      1. Extension for Delays. The Construction Commencement Date under Paragraph E above, the Data Center Delivery Date, the Generator Delivery Date and the Delivery Date under Paragraph F above, and the Termination Date under Paragraph J above shall be extended by the length of any Tenant Delay(s) established pursuant to subparagraph (2) below and by the length of any Excusable Delay(s) established pursuant to subparagraph (3) below.

      2. Tenant Delays. Tenant Delays, as used herein, shall mean delays in completing Landlord's Work as a result of: (i) Tenant's failure to comply with any deadline specified in this Exhibit, (ii) Tenant's request for changes to the Final Plans and Specifications, (iii) any delay in obtaining a building permit with respect to Landlord's Work caused by the act or omission of Tenant, or (iv) the performance (or failure thereof) of any work by any person or firm employed or retained by Tenant. In order to avoid any dispute regarding the occurrence and duration of any Tenant Delay, the foregoing delays shall only be considered a "Tenant Delay" for purposes of this Lease if Landlord notifies Tenant in writing of the occurrence of any Tenant Delay claimed by Landlord within five
(5) business days after the commencement thereof and then subsequently notifies Tenant in writing of the length of any such Tenant Delay claimed by Landlord within five (5) business days after the cessation thereof.

      3. Excusable Delays. Excusable Delays, as used herein, shall mean acts of God, strike, labor disputes, material or transportation shortages, extraordinary adverse weather conditions, boycotts, governmental restrictions (other than failure to obtain permits and approvals), riot, insurrection, war, catastrophe, the act of public enemy, or any similar reason beyond the reasonable control of Landlord. In order to avoid any dispute regarding the occurrence and duration of any Excusable Delay, the foregoing delays shall only be considered an "Excusable Delay" for purposes of this Lease if Landlord notifies Tenant in writing of the occurrence of any Excusable Delay claimed by Landlord within ten (10) business days after the commencement thereof and then subsequently notifies Tenant in writing of the length of any such Excusable Delay claimed by Landlord within ten
(10) business days after the cessation thereof.

L. Excess Tenant Improvement Costs. In the event the construction costs (including labor, materials, supplies, warranties and license and permit fees) (the "Tenant Improvements Costs") allocable to the tenant improvements (the "Tenant Improvements") to the interior of the Building not included within the base building interior shell pursuant to the specifications (the "Outline Specifications") entitled "Project Outline Specifications - CARECO, Virginia Beach, Virginia" dated May 8, 2003, and last revised September 12, 2003, exceed $15 per square foot of rentable area of the Building ($1,590,000.00) (the "Tenant Improvement Allowance"), Tenant shall reimburse Landlord for the amount of such excess costs (the "Excess Tenant Improvement Costs") in accordance with this Paragraph L. On or prior to October 10, 2003, Landlord shall provide Tenant with the general contractor's bid for the actual amount of the Tenant Improvements Costs. Landlord and Tenant shall work together in good faith to agree upon the actual amount of the Tenant Improvements Costs on or prior to November 1, 2003 and shall also work together in good faith to agree upon an anticipated draw schedule for payment of the Tenant Improvements Costs. Each party shall then pay its proportionate share of the total Tenant Improvements Costs as such costs are incurred over the course of construction of the Project, with Tenant paying its proportionate share to Landlord within thirty (30) days after Tenant's receipt of an itemized invoice therefor (along with appropriate supporting documentation). Tenant's proportionate share shall be determined by fraction, the numerator of which is the agreed upon Excess Tenant Improvements Costs, and the denominator of which is the total Tenant Improvements Costs, and Landlord's proportionate share shall be determined by fraction, the numerator of which is the Tenant Improvement Allowance, and the denominator of which is the total Tenant Improvements Costs. For example, if the Excess Tenant Improvements Costs constitute forty percent (40%) of the total Tenant Improvements Costs, Tenant shall pay forty percent (40%) of each draw relating to the Tenant Improvements Costs.

      During the course of construction of the Project and for a period of three
(3) years after the Commencement Date, Landlord shall maintain a complete and accurate accounting of the Tenant Improvements Costs, and Landlord's records of the Tenant Improvements Costs shall be subject to periodic reviews and/or audits by Tenant's representatives. As soon as all components of the Tenant Improvements Costs can be accurately determined, Landlord shall submit to Tenant a complete summary (the "Summary") of the Tenant Improvements Costs, and Tenant shall have thirty (30) days to check and verify all figures included in the Tenant Improvements Costs. For the purpose of verifying the amount of the Tenant Improvements Costs, Tenant may examine Landlord's records of the Tenant Improvements Costs at Tenant's expense upon reasonable advance notice to Landlord. Within thirty (30) days after Tenant's receipt of the Summary, Tenant shall either (i) acknowledge in writing Tenant's confirmation of the Tenant Improvements Costs as stated in the Summary, or (ii) notify Landlord in writing of any amount that Tenant questions as being accurate or as being includable in the Tenant Improvements Costs. If no notice is given to Landlord within five (5) days after Tenant has received a reminder notice to make such determination with respect to the Summary, the Tenant Improvements Costs as set forth in the Summary shall be deemed approved. If Tenant questions the accuracy of any figure in the Summary or its inclusion in the Tenant Improvements Costs, Landlord and Tenant shall make a good faith attempt to resolve such issue. If they are unable to resolve all such issues within fifteen (15) days from the date of Tenant's written notice raising such issues, Landlord and Tenant shall each name an individual and these two individuals shall together select a third individual, and these three individuals shall constitute a board of arbitration to determine the Tenant Improvements Costs. No individual shall be appointed as an arbitrator who is not familiar with construction costs in similar real estate developments and with industry practices in the Hampton Roads, Virginia area. The charges of the arbitrators shall be paid equally by Landlord and Tenant. The decision of the majority of the three arbitrators shall be final and binding upon both Landlord and Tenant. In the event the amounts paid by Tenant for the monthly draws during the course of construction as provided above are less than the total Excess Tenant Improvement Costs, Tenant shall reimburse the balance of the Excess Tenant Improvement Cost to Landlord within five (5) business days after final determination of the Excess Tenant Improvement Costs in accordance with the foregoing. In the event Tenant's contributions have exceeded the Excess Tenant Improvement Cost, Landlord shall reimburse Tenant such excess within five (5) business days after the final determination of the Excess Tenant Improvement Costs in accordance with the foregoing.

M. CBN Infrastructure Improvements. Landlord shall construct (or cause its ground lessor to construct) the off-site infrastructure improvements (the "Infrastructure Improvements") described on Exhibit C-2 to this Lease. Such Infrastructure Improvements shall be completed on or prior to the Commencement Date, and completion of Infrastructure Improvements shall be a condition to the occurrence of Substantial Completion.

                                   EXHIBIT C-1
                         FINAL PLANS AND SPECIFICATIONS

Plans entitled "Clark-Nexsen Plans dated 9/10/03 Building One Shell Amerigroup Corporation Support Center, Virginia Beach, Virginia".

Specifications entitled "Clancey & Theys Project Outline Specifications" revised September 12, 2003, 106,000 square foot office building, CareCo, Virginia Beach, Virginia.

Notwithstanding the contents of the aforesaid Plans and Specifications, the Landlord and Tenant agree that the following items are specifically excluded from the Building One Shell and are specifically included as items contained in Tenant Improvements governed by Paragraph L of Exhibit C:

Site work:
            Generator Area

Concrete:
            Recessed slab at Data Center

Fire protection:
            Sprayed Fire proofing at kitchen not part of shell package

GWB:
            Data and storage closets are not part of the shell package Rated walls for Kitchen not part of the shell package

Plumbing:
            No plumbing or drains interior or exterior related to data center No MEP for tenant Kitchen or cafe

Mechanical:
            No MEP work in shell for Data center

Electrical
            Generators and data center work is not part of shell contract No MEP for tenant Kitchen or cafe In general there is no work in the shell package related to the Data center, Kitchen or Cafe Outline Specifications take precedence over shell drawings

Notwithstanding the contents of the foregoing Plans and Specifications, Landlord and Tenant further agree to the following changes to the Plans and
Specifications:

Site work:
            No loop road
            Rework roof leaders and sanitary out of "loop road"

Steel:
            Floor deck to be inverted roof deck (no Acoustical or composite deck)

Mechanical:
            External Duct insulation to be 1-1/2"

Electrical:
            No lights or work of any type at loop road

In addition to the foregoing Plans and Specifications, Landlord and Tenant shall finalize and mutually approve the detailed specifications and the plans for the Tenant Improvements, which will become part of the Final Plans and Specifications upon such mutual approval.

                                   EXHIBIT C-2


                  DATA CENTER AND DISTRIBUTION REQUIREMENTS

REQUIREMENTS FOR JUNE 2 2004

1.    Floor
      a.    Raised floor installed in all raised floor areas.
      b.    All sump pumps installed and operational.
      c.    All "J" hooks under raised floor installed.
      d.    Both cable vaults and conduits vaults installed.
      e.    Under all raised floor to be clean (vacuumed) and material free.
2.    Electrical
      a.    All Emergency Power Off "buttons" completed and tested.
      b.    Data Center grounding grid completed.
      c.    Both UPS's and all PDU's completed, tested and certified.
      d. All electrical outlets & receptacles on all raised floor and IDF's completed, tested and certified.
      e. All associated bypass and transfer switches completed, tested and certified.
      f. Rack & cabinet electrical distribution completed, tested and certified to all planned locations.
      g.    All Data Center and IDF power to be permanent and clean.
      h. Any disruptions to permanent power to the Data Center and IDFs are to be scheduled through Tenant after June 2, 2004.
3.    Fire Suppression:
      a.    Gas discharge over-rides completed and tested.
      b.    Dry sprinkler pipes installed and valves closed (off).
      c. FM-200 "gas" discharge pipes installed and tested. Tanks need not be installed.
4.    Lighting:
      a.    All ceiling lights to be completed.
5.    Security:
      a. All construction work to be completed. No trades to have access without Tenant's authorization after June 2, 2004.
      b.    Physical locks on all doors opening into a hallway.
6.    Environmental:
      a. Air conditioning units in and/or serving the Data Center completed, tested and operational.
7.    MDF - Dmarc room:
      a.    Dmarc plywood and electrical installed, tested and certified.
      b.    Six inch ducts to outside cable vaults installed.
      c.    Ladder racks to conduits to be completed.
8.    IDF wiring closets, - one per floor:
      a.    All conduits (two each) and Innerducts (4 each) to be completed.

      b.    Plywood install in all IDF's completed.
      c.    Electrical outlets completed, tested and certified.
      d.    Physical door locks completed.
9.    Voice & data cabling distribution
      a. All workstation and backbone cabling completed between Data Center and IDF's. Workstation cable installed to cube location for completion into workstation furniture/offices when ready. This includes all associated cable components, racks, patch panels, 100 blocks, ladder racks, and applies to both copper and fiber.

                                   EXHIBIT C-3


                           INFRASTRUCTURE IMPROVEMENTS



1. Offsite Sewer: Begin at existing pump station travel 46' to smh1, travel 1500' to smh6, turn toward Amerigroup Drive 174' to smh7 centerline Amerigroup Drive approximately 1720'.

2. Overlay of Regent University Drive: Overlay Regent University Drive from 80' south of new intersection at Amerigroup Drive to Station + 208 + 50 approximately 930' at 22' wide.

3. Extend sidewalk (5' wide) along Regent University Drive north approximately 570'.

4.    Master Development Signage/Miscellaneous.

                                    EXHIBIT D


           Subordination, Non-Disturbance and Attornment Agreement


      THIS AGREEMENT, made this ____ day of , 20____, between ____________________________________ ("Mortgagee"); and AMERIGROUP CORPORATION,
a Delaware corporation ("Tenant").

                             W I T N E S S E T H:

      WHEREAS, Tenant has entered into a certain Deed of Lease dated July ___, 2003 (the "Lease") with ("Landlord"), covering a certain premises (the "Premises") as more particularly described in the Lease;

      WHEREAS, Mortgagee has made or has agreed to make a loan to Landlord, said loan being secured by a deed of trust covering the Premises (the "Mortgage") of which the Trustees are the trustees; and

      WHEREAS, the parties desire to set forth their agreement as to their respective rights and priorities as hereinafter set forth.

      NOW THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) by each party in hand paid to the other, the receipt of which is hereby acknowledged, it is hereby agreed as follows:

      1. The Lease is and shall be subject and subordinate to the Mortgage insofar as it affects the real property of which the Premises forms a part, and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of the principal sum secured thereby and interest thereon, provided that the same shall in no way expand or enlarge Tenant's obligations under and pursuant to the Lease.

      2. Upon written notice from Mortgagee, Tenant shall attorn to and recognize any purchaser at a foreclosure sale under the Mortgage or any transferee who acquires the Premises by deed in lieu of foreclosure (collectively "Purchaser") as its landlord for the unexpired balance (and any extensions, if exercised) of the Term of the Lease, upon the same terms and conditions set forth in the Lease.

      3. Notwithstanding the subordination of the Lease to the Mortgage, and as long as Tenant is not in default beyond any cure period provided in the Lease, Tenant's possession of the Premises and Tenant's rights and privileges under the Lease (including the right to make alterations as provided under the Lease and the requirements under the Lease to apply insurance proceeds and condemnation awards to rebuild or restore the Premises), or any extensions or renewals thereof which may be effected in accordance with any option thereof in the Lease, shall not be diminished or interfered with by Mortgagee, either prior to or after foreclosure of the Mortgage, or by any Purchaser, and Tenant's occupancy of the Premises shall not be disturbed by Mortgagee or any Purchaser for any reason whatsoever during the Term of the Lease or any such extensions or renewals thereof.

      4. In the event that it should become necessary to foreclose the Mortgage, and so long as Tenant is not in default beyond any cure period provided in the Lease, neither Mortgagee nor Trustee will terminate the Lease through foreclosure sale or by deed in lieu thereof or join Tenant in summary or foreclosure proceedings or disturb the quiet enjoyment or peaceable possession of Tenant under the Lease.

      5. In the event that Mortgagee or any Purchaser shall succeed to the interest of Landlord under the Lease, the Mortgagee or Purchaser shall be bound to Tenant under all of the terms, covenants and conditions of the Lease, and Tenant shall thereafter have the same remedies against Mortgagee, or Purchaser for any breach or noncompliance with any provision in the Lease that Tenant would have had under the Lease against Landlord if Mortgagee or Purchaser had not succeeded to the interest of Landlord, provided that Mortgagee or such Purchaser shall not be:

            (a) liable for any act or omission of any prior landlord (including Landlord), but this limitation shall in no way be deemed or construed to release Mortgagee or Purchaser from its obligations as successor landlord under the Lease (including any obligations with respect to pre-existing conditions); or

            (b) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord), except for those offsets or defenses of which Mortgagee had notice prior to Purchaser's or Mortgagee's taking title to the Premises; or

            (c) bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord); or

            (d) bound by any modification of the Lease made without Mortgagee's prior written consent.

      6. Nothing herein shall obligate Tenant to pay rent or otherwise attorn to Mortgagee or to any Purchaser pursuant to Section 2 hereof, until Tenant receives written notice from Mortgagee.

      7. Tenant agrees that it will not, without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld, delayed or denied,
(a) terminate the Lease except as provided by its terms or permitted by law; (b) accept a premature surrender of the Lease by Landlord; or (c) make a prepayment in excess of one month of rent thereunder.

      8. This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

      9. This Agreement may be executed in separate counterparts, all of which shall constitute a single instrument.

      10. Notices to Tenant hereunder shall be sent to AMERIGROUP Corporation, 4425 Corporation Lane, Virginia Beach, Virginia 23462, Attention: Catherine S. Callahan, with a copy to Stanley F. Baldwin, General Counsel, AMERIGROUP Corporation, 4425 Corporation Lane, Virginia Beach, Virginia 23462, and a copy to Stephen R. Davis, Esquire, Willcox & Savage, P.C., 222 Central Park Avenue, Suite 1500, Virginia Beach, Virginia, 23462, or to such other person or address as Tenant shall subsequently designate in writing to Mortgagee. Notices to Mortgagee hereunder shall be sent to _________________________________________,
Attention: , or to such other person or address as Mortgagee shall subsequently designate in writing to Tenant. Notices shall be either personally delivered or sent by certified mail, return receipt requested, and shall be effective upon receipt by the party to whom addressed.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in their respective names by their duly authorized representatives, effective as of the day and year first above written.


      MORTGAGEE:
                                    ------------------------------------


                                    By:
                                          ------------------------------
                                          Name:
                                                ------------------------
                                          Title:
                                                ------------------------


      TENANT:                       AMERIGROUP CORPORATION


                                    By:
                                          ------------------------------
                                          Name:
                                                ------------------------
                                          Title:
                                                ------------------------

      LANDLORD:
                                    ------------------------------------


                                    By:
                                          ------------------------------
                                          Name:
                                                ------------------------
                                          Title:
                                                ------------------------

STATE OF
         ---------------------------
CITY/COUNTY OF                      , to-wit:
               ---------------------

      The foregoing instrument was acknowledged before me this ____ day of
           , 20  , by                      as
-----------    --     --------------------    --------------------

of                     , a                     , on behalf of the
   --------------------    --------------------

                       .
-----------------------

                                    ------------------------------------
                                    Notary Public

My Commission Expires:
                        ------------------


COMMONWEALTH OF VIRGINIA
CITY OF VIRGINIA BEACH, to-wit:

      The foregoing instrument was acknowledged before me this      day of
                                                               ----
           , 20  , by as of AMERIGROUP Corporation, a Delaware corporation, on
-----------    --
behalf of the corporation.


                                    ------------------------------------
                                    Notary Public

My Commission Expires:
                        ------------------


STATE OF
         ---------------------------
CITY/COUNTY OF                      , to-wit:
               ---------------------

      The foregoing instrument was acknowledged before me this ____ day of
           , 20  , by                      as
-----------    --     --------------------    --------------------

of                     , a                     , on behalf of the
   --------------------    --------------------

                       .
-----------------------


                                    -------------------------------------
                                    Notary Public

My Commission Expires:
                        ------------------

                                    EXHIBIT E

                   NONDISTURBANCE AND ATTORNMENT AGREEMENT
                                 (Building One)


      THIS AGREEMENT is made as of the ____ day of ____________________, 2003, by and between THE CHRISTIAN BROADCASTING NETWORK, INC., a Virginia corporation ("Owner"), a grantor for purposes of indexing; AMERIGROUP CORPORATION, a Delaware corporation ("Subtenant"), a grantee for purposes of indexing; and VTC ONE LLC, a Virginia limited liability company ("Sublandlord"), a grantee for purposes of indexing.

                            W I T N E S S E T H :

      Pursuant to a certain ground lease (the "Master Lease"), a memorandum of which is recorded in the Clerk's Office of the Circuit Court of the City of Virginia Beach, Virginia as Instrument No. ____________, Owner leases certain property located in the City of Virginia Beach, Virginia to Sublandlord.

      By lease dated __________________, 2003 (the "Sublease"), Sublandlord subleases to Subtenant the property subject to the Master Lease that is more particularly described on Exhibit "A" attached to this Agreement (the "Subleased Property").

      The terms of the Master Lease provide that upon request of any subtenant, Owner will enter into a "nondisturbance agreement" with the subtenant of the property leased under the Master Lease.

      NOW, THEREFORE, in consideration of the mutual covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. If the Master Lease is cancelled or terminated before the expiration date of the Sublease, or the property leased thereunder is surrendered to Owner, Owner agrees that so long as Subtenant observes and performs all of the terms, covenants and conditions of the Sublease on Subtenant's part to be observed and performed (i) the Sublease shall continue in full force and effect as an agreement between Owner, as landlord, and Subtenant, as tenant, with the same force and effect as if Owner, as landlord, and Subtenant, as tenant, had entered into a lease as of the date of termination of the Master Lease containing the same terms and conditions as contained in the Sublease, for the remainder of the term of the Sublease, subject, however, to the limitations on Owner's obligations and liabilities set forth in Paragraph 3 below, (ii) Subtenant's right to use the parking areas, access roads and other common areas and facilities leased to Subtenant and created pursuant to the "ECR" described in the Sublease shall not be terminated or disturbed by Owner, (iii) Subtenant shall not be evicted by Owner and shall not be joined as a defendant in any action or proceeding which may be instituted by Owner by reason of any default under the Master Lease, and (iv) any transfer of the property leased under the Master Lease or assignment or transfer of Owner's rights as lessor under the Master Lease will be made subject to Subtenant's right of possession under the Sublease.

2. In the event of the termination of the Master Lease, Subtenant agrees to and shall attorn to the Owner for the balance of the term of the Sublease, and any exercised extension periods, and to recognize Owner as its landlord under the Sublease, upon the same terms, covenants and conditions as are provided in the Sublease, including, without limitation and by way of illustration, payment of all Rent and Additional Rent under the Sublease to Owner. In such event, Subtenant will thereafter make all rent payments due under the Sublease directly to Owner or its designee at an address to be designated in writing by Owner to Subtenant. Sublandlord hereby consents to Subtenant's payment to Owner of all rent due under the Sublease in the event of the termination of the Master Lease, and Owner and Subtenant agree that in such event the Sublease shall remain in full force and effect for the balance of the term thereof as the lease between Owner and Subtenant. Sublandlord acknowledges and agrees that in the event the Master Lease is terminated the Sublease will continue as the lease between Owner and Subtenant and Sublandlord shall have no further rights in or to the Subleased Property.

3. The terms, covenants and conditions hereof shall inure to the benefit of and be binding upon the respective parties hereto and their successors and assigns. Nothing, however, done by Subtenant or Sublandlord or their successors or assigns shall in any way expose Owner to any expense whatsoever or in any way increase the obligations or responsibility of Owner and its successors and assigns beyond those set forth in the Master Lease. Owner and its successors and assigns shall have no obligations or responsibility with respect to Subtenant while the Master Lease is in effect.

      IN WITNESS WHEREOF, the parties have executed and delivered this document under seal as of the day and year first above written.


      OWNER:                        THE CHRISTIAN BROADCASTING NETWORK, INC.


                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

      SUBTENANT:              AMERIGROUP CORPORATION


                                    By:_______________________________________

                                    Name:_____________________________________

                                    Title:____________________________________



      SUBLANDLORD:                  VTC ONE LLC


                                       By:_________________________________
                                          Name:  Lowell W. Morse
                                          Its:  Manager


                                       By:_________________________________
                                          Name:  John L. Gibson, III
                                          Its:  Manager




COMMONWEALTH OF VIRGINIA
CITY OF ___________________________, to-wit:

      The foregoing instrument was acknowledged before me this _______ day of __________________________, 2003 by _______________________________________, as
______________________________________ of The Christian Broadcasting Network,
Inc., a Virginia corporation, on behalf of the corporation.


                                          ___________________________________
                                                Notary Public

My Commission Expires:  ________________________________

COMMONWEALTH OF VIRGINIA
CITY OF _____________________________, to-wit:

      The foregoing instrument was acknowledged before me this _______ day of _______________________, 2003 by _______________________________________, as
______________________________________ of AMERIGROUP Corporation, a Delaware
corporation, on behalf of the corporation.

                                          ____________________________________
                                          Notary Public

My Commission Expires:  ________________________________



COMMONWEALTH OF VIRGINIA
CITY OF _____________________________, to-wit:

      The foregoing instrument was acknowledged before me this _______ day of _______________________, 2003 by _______________________________________, as
___________________________________ and ____________________________________, as
______________________________________ of VTC One LLC, a Virginia limited liability company, on behalf of the company.


                                          ____________________________________
                                          Notary Public

My Commission Expires:  ________________________________

                                 EXHIBIT "A"

                   Legal Description of Subleased Property

                                    EXHIBIT F

                              COMMISSION AGREEMENT

                                    EXHIBIT G

                        DECLARATION AND DEED OF EASEMENTS


      THIS DECLARATION AND DEED OF EASEMENTS, COVENANTS AND RESTRICTIONS (this "Agreement") is dated as of September 15, 2003, is made by THE CHRISTIAN BROADCASTING NETWORK, INC. a Virginia corporation ("Declarant") (index as both a grantor and grantee).

RECITALS

      A. Declarant is the owner of four (4) parcels of real property located in the City of Virginia Beach, Virginia, which parcels are more particularly described in Exhibit A and which Exhibit A is attached to and made a part of this Declaration. Each nominal reference to a parcel as identified in Exhibit A shall have the same meaning in this Agreement (i.e. Parcel One in Exhibit A shall be Parcel One in this Declaration, etc.). Parcel One, Parcel Two-A, Parcel Two-B and Parcel Three are sometimes referred to in this Declaration as a "Parcel" and together as "Parcels". The owner of Parcel One, whether the Declarant or a successor to the Declarant, is subsequently referred to as the "Parcel One Owner." The owner of Parcel Two-A, whether the Declarant or a successor to the Declarant, is subsequently referred to as the "Parcel Two-A Owner." The owner of Parcel Two-B, whether the Declarant or a successor to the Declarant, is subsequently referred to as the "Parcel Two-B Owner." The owner of Parcel Three, whether the Declarant or a successor to the Declarant, is subsequently referred to as the "Parcel Three Owner." An owner of a parcel, whether the Declarant or a successor to Declarant, is generally referred to as an "Owner".

      B. The Parcels are adjacent to each other and Declarant desires to develop the Parcels in an integrated manner so as to maximize efficiencies in development. Declarant has agreed to grant to each Parcel, and the Owner thereof, their respective tenants, subtenants, licensees, invitees, successors and assigns, certain ingress and egress, parking, and storm water easements, and to make certain agreements with each Parcel.

      C. Declarant has ground leased Parcel One to VTC One, LLC, a Virginia limited liability company ("One"), pursuant to Deed of Ground Lease dated as of September 15, 2003 (the "One Ground Lease"), and has entered into an option to ground lease Parcel Two-A and Parcel Two-B to VTC Two, LLC, a Virginia limited liability company ("Two"), pursuant to a Deed of Ground Lease to Two dated September 15, 2003, (the "Two Ground Lease"). One has entered into a Deed of Lease dated as of September 15, 2003 (the "One Sublease") with AMERIGROUP Corporation, a Delaware corporation ("AMERIGROUP"). Two has entered into an option to lease Parcel Two-A and Parcel Two-B pursuant to a Deed of Lease dated as of September 15, 2003 (the "Two Sublease") with AMERIGROUP.

AGREEMENT

      THEREFORE, in consideration of agreements contained herein and other valuable consideration, the receipt and sufficiency of which are acknowledged, Declarant declares that the Parcels are subject to the following:

      1. Development of the Property. As part of the development and construction of the office buildings to be constructed pursuant to the One Sublease and the Two Sublease, it will be necessary to provide certain easements for the benefit of different Parcels. Additionally, to facilitate traffic patterns and parking, Declarant desires to grant for the benefit of each of the Parcels ingress and egress easements and parking easements as more particularly described below. The easements granted pursuant to this Agreement shall not be merged as a result of Declarant owning all of the Parcels as of the date of this Agreement or at any time in the future.

      2.    Easements for Parking and Ingress and Egress.

      A.    Parking Easements

            (i) Declarant grants to each Parcel, a perpetual, non-exclusive easement (the "Parking Easement") appurtenant to each Parcel, for the use and benefit of the Owner of such parcel and such Owner's tenants, subtenants, successors and assigns, and the customers and invitees of each, for the purpose of parking in parking spaces as shall, from time to time, be developed, altered, or modified on each Parcel.

            (ii) Each Parcel shall be required to meet the minimum off street parking requirements as established by the applicable zoning ordinances of the City of Virginia Beach (as varied by any variance granted by the City of Virginia Beach) solely by parking spaces existing on each Parcel, but without consideration of any parking rights on the other Owner's Parcel.

            (iii) Declarant reserves for the benefit of Declarant and each Owner of a burdened Parcel, the right to amend, modify, alter or relocate the parking areas located on each burdened Parcel as determined by the Owner of the burdened Parcel from time to time, provided, and under the sole condition that, alternative parking areas shall be constructed so as not to unreasonably interfere with the traffic pattern and overall parking scheme on the burdened Parcel. The Owner of the burdened Parcel shall endeavor to deliver written notice of such alteration or modification as described above to the Owners of the benefited Parcels not less than thirty (30) days prior to taking any alterations or modifications.

            (iv) The Owner of each burdened Parcel, at such Owner's expense, shall be obligated to prepare, maintain and replace, as is necessary in order to assure a first class facility, all parking areas as shall from time to time be constructed on each burdened Parcel.

            (v) In the event the Two Sublease terminates as a result of AMERIGROUP's failure to give the notice to commence the construction of improvements ("Building Two") pursuant to the Two Sublease, the Parking Easement shall terminate automatically as to all of the Parcels and any one of Declarant, One or AMERIGROUP may record in the Clerk's Office of the Circuit Court of the City of Virginia Beach, Virginia ("Clerk's Office") a document evidencing such termination of the Parking Easement, without the joinder or agreement of any other party referenced in this Agreement or any beneficiary of such Parking Easement. In the event AMERIGROUP proceeds with authorizing the construction of Building Two, but does not exercise any of the rights which it would have with respect to Parcel Three as described in that certain Expansion Option Agreement dated September 15, 2003, then Parcel Three shall no longer be burdened or benefited by the Parking Easement as described in paragraph 2A.(i) above and the Parking Easement as it applies solely to Parcel Three shall terminate automatically and without further action by any other party and any one of Declarant, One, Two or AMERIGROUP may record in the Clerk's Office a document evidencing such termination of the Parking Easement as it applies to Parcel Three without joinder or agreement of any other party referenced in this Agreement or any beneficiary of such Parking Easement.

      B.    Ingress and Egress Easement

            (i) Declarant grants to each Parcel, a perpetual, non-exclusive easement (the "Ingress/Egress Easement"), appurtenant to each Parcel, for the use and benefit of the Owner of such parcel and such Owner's tenants, subtenants, successors and assigns, and the customers and invitees of each, for the purpose of automobile and pedestrian ingress and egress over and upon the access ways, sidewalks and walkways, driveways, entrances and exits as shall, from time to time, be developed, altered, or modified on each Parcel.

            (ii) Declarant reserves for the benefit of Declarant and each Owner of a burdened Parcel, the right to amend modify alter or relocate the access ways, walkways, driveways, entrances, parking areas and exits located on each burdened Parcel as determined by the owner of the burdened Parcel from time to time, provided, and under the sole condition that, alternative access ways, walkways, driveways, entrances and exits shall be constructed so as not to unreasonably interfere with the traffic pattern on the burdened Parcel. The Owner of the burdened Parcel shall endeavor to deliver written notice of such alteration or modification as described above to the Owners of the benefited Parcels not less than thirty (30) days prior to taking any alterations or modifications.

            (iii) The Owner of each burdened Parcel, at such Owner's expense, shall be obligated to prepare, maintain and replace, as is necessary in order to assure a first class facility, all access ways, sidewalks, walkways, driveways, entrances and exits as shall from time to time be constructed on each burdened Parcel.

            C. Storm Drainage Easement.

            (i)Declarant grants to the Parcel Two-B Owner and such Owner's tenant, a non-exclusive, perpetual easement, appurtenant to Parcel Two-B, to use portions of Parcel One (the "Parcel One Drainage Easement") designated as "20' PRIVATE DRAINAGE EASEMENT

HEREBY CONVEYED TO PARCEL 2B" as more particularly shown and described on a subdivision plat (the "Plat") entitled "Plat of Vacation, Resubdivision, Right-of-Way and Easement Dedications on `Parcels A and B Resubdivision of Property of The Christian Broadcasting Network, Inc.' Map Book 231, Page 96-98" which will be recorded in the Clerk's Office of the Circuit Court of the City of Virginia Beach, Virginia, for the installation, maintenance, repair and replacement of storm sewer facilities for drainage flow. Parcel Two-B Owner and its tenant shall have the right to enter onto Parcel One for the purpose of installing, maintaining, repairing, and replacing such storm sewer facilities with respect to the Parcel One Drainage Easement. No trees, permanent buildings or other structures shall be placed or allowed to encroach upon the facilities constructed by Parcel Two-B Owner within the area in which Parcel One Drainage Easement is located, and no change of grade shall be performed without prior written approval of the Parcel Two-B Owner. Such easement area may be used for landscaping, parking and for other purposes that do not interfere with the installation, maintenance, repair or replacement of the constructed facilities. If the Parcel Two-B Owner, in exercising its rights under this easement, makes any excavation on Parcel One, such excavated areas shall be back filled when the work is completed and shall be compacted in the same manner as existed previously. Any pavement or landscaping disturbed by such installation, maintenance, repair or replacement shall be replaced by, and at the expense of, the Parcel Two-B Owner. The Parcel Two-B Owner shall be responsible for the maintenance of the Parcel One Drainage Easement and shall keep, maintain and repair the Parcel One Drainage Easement in a clean and safe condition so as not to present hazards or safety concerns.

            (ii) Declarant grants to the Parcel One Owner, the Parcel Two-A Owner, the Parcel Two B Owner, the Parcel Three Owner and such Owners' tenants and contractors, a non-exclusive, perpetual easement, appurtenant to such Parcels, to use portions of Parcel One, Parcel Two-A and Parcel Three as are shown as "Storm Water Facility" on the Plat for the installation, maintenance, repair and replacement of the "Storm Water Facility" as described in paragraph 5 below. The Owners and their tenants shall have the right to enter onto such Parcels for the purpose of installing, maintaining, repairing, and replacing Storm Water Facility. The Parcel One Owner shall maintain the entire Storm Water Facility and shall be entitled to reimbursement from each of the Owners as provided in paragraph 5 below. No trees, permanent buildings or other structures shall be placed or allowed to encroach upon Storm Water Facility except as permitted by the "Maintenance Agreement" as defined in paragraph 5 below.

      3.    Running of Benefits.

      All provisions of this Agreement, including the benefits and burdens, run with the Parcels and are binding upon and inure to the benefit of the heirs, assigns, licensees, invitees, successors, tenants, employees and personal representatives of the parties benefited by such easements. This Declaration is not intended, nor shall it be construed as creating, any rights in or for the benefit of the general public, or in any person or entity other than those expressly provided herein, whether as a third party beneficiary or otherwise.

      4. Insurance.

            (i) At all times during the term of this Agreement, each party benefited by an easement granted pursuant to this Agreement shall, at its expense, maintain commercial liability insurance against claims for personal injury or death and property damage occasioned by accident occurring in or about the benefited Parcel or the easement benefiting such parcel, such insurance in each case to afford protection to the limit of not less than $2,000,000 for injury or death to any number of persons or property damage and shall name Declarant and the burdened party as additional insured partys. In addition to the foregoing, the insured coverage required under this section shall extend to any liability of the parties arising out of the indemnities provided for in this Agreement. Each benefited party shall provide copies of such certificates upon request of Declarant and each burdened party.

            (ii) Each party benefited by an easement under this Agreement, will defend, indemnify and save the other parties to this Agreement, including Declarant, harmless from and against any and all direct, indirect, consequential damages, claims, actions, liabilities and expenses (including by way of illustration and not limitation, reasonable fees for consultants, experts and attorneys) in connection with loss of life, personal injury or property damage or any of them, occasioned wholly or in part by any act or omission of such party, its tenants, agents, contractors or employees seeking to be indemnified and held harmless or if any of its tenants, agents, contractors or employees is found to be legally responsible for the injury, loss or damage.

            (iii) All insurance provided for in this Agreement shall be effected under valid and enforceable policies issued by insurers of recognized responsibility. Any insurance required to be maintained by a party may be taken out under a blanket insurance policy or policies or a combination of such blanket policy or policies covering other premises, property or insurers.

      5.    Stormwater Maintenance Responsibilities and Obligations.

      The City of Virginia Beach has required that a stormwater management retention facility, together with drainage lines, culverts, ditches and other associated and related facilities be constructed on a portion of Parcel One, Parcel Two-A and Parcel Three in accordance with a Stormwater Maintenance Agreement (the "Maintenance Agreement") executed by Declarant dated _____________ 2003, and intended to be recorded prior to this Agreement (the "Stormwater Facility"), as the same may be modified or amended from time to time. Until such time as improvements are constructed on the other Parcels, only those Parcels upon which improvements are constructed shall be liable for the payment of the maintenance and repair expenses associated with the Stormwater Facility. As other improvements are construction on the Parcels, the other Owners shall participate on a prorata basis. For instance, upon completion of the improvements on Parcel One, only the Parcel One Owner shall be obligated to pay the maintenance expenses in connection with the Stormwater Facility. Upon completion of the improvements on Parcel Two-A and Two-B, the Parcel One Owner shall pay one-half of the maintenance expenses and the Parcel Two-A owner and the Parcel Two-B Owner shall pay the other one half (1/2) of such maintenance expenses. Provided Parcel Two-A and Parcel Two-B are used as part of the same facility, when Parcel Three is developed, each of (i) the Parcel One Owner, (ii) the Parcel Two-A Owner and the Parcel Two-B Owner and (iii) the Parcel Three Owner shall pay one third (1/3) of such maintenance expenses. If Parcel Two-A and Two-B are developed as part of separate projects not subject to the Two Ground Lease, the Parcel Two-A Owner shall pay three fourths (-3/4) of the maintenance expenses otherwise to be paid with respect to Parcel Two-A and Parcel Two-B and the Parcel Two-B Owner shall pay one fourth (-1/4) of the expenses otherwise to be allocated to Parcel Two-A and Parcel Two-B. Reimbursement to the Parcel One Owner for the expenses described above shall be made within thirty (30) days of a written invoice from the Parcel One Owner to the other Owners. Amounts not paid to the Parcel One Owner within such thirty (30) day period shall accrue interest at the prime rate of Bank of America, N.A., or its successor plus three percent (3%) until paid. Any legal fees incurred by a party enforcing its right under this Deed shall be paid to the party substantially prevailing in such litigation by the party not substantially prevailing in such litigation.

      6. Counterparts. To facilitate execution, this Deed may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf, of each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this instrument to produce or account for more than a single counterpart containing the respective signature of, or on behalf of, each of the parties hereto. A signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

      7. Construction. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia. The parties irrevocably consent and submit to the jurisdiction of and venue in the Circuit Court of the City of Virginia Beach, or the United States District Court for the Eastern District of Virginia, Norfolk Division in any action or proceeding arising out of or relating to, disagreement and the parties hereby irrevocably agree that all such claims with respect to such action or proceeding shall be heard in one of such courts.

      8. Modifications No Agreement shall be effective to add to, change, or modify, waive or discharge this Agreement in whole or in part, unless such agreement is in writing and (except as otherwise expressly provided in this Agreement) is signed by the parties to this Agreement and is recorded in the Clerk's Office of the Circuit Court of the City of Virginia Beach, Virginia.

      9. Severability. If any clause or provision of this Agreement is felt to be illegal, invalid or unenforceable, with the application thereof to any person or circumstance shall to any extent be illegal, invalid or unenforceable, under present or future laws effective during the term of this Agreement, in any such event it is the express intention of the parties that the remainder of this Agreement with the application of such clause or provision other than to those which is held to be illegal, invalid or unenforceable, shall not be effected thereby in each clause or provision of this Agreement and the application thereof shall be legal, valid and enforceable to the fullest extent permitted by law.


                  REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                                    THE CHRISTIAN BROADCASTING
                                    NETWORK, INC.



                                    By:_______________________________________

                                    Its:______________________________________



COMMONWEALTH OF VIRGINIA
CITY OF ___________________________, to-wit:

      The foregoing instrument was acknowledged before me this _______ day of __________________________, 2003 by _______________________________________, as
______________________________________ of The Christian Broadcasting Network,
Inc., a Virginia corporation, on behalf of the corporation.

                                          ____________________________________
                                                Notary Public
My Commission Expires:  ____________________